                                                                    EXHIBIT 10.1


                              ASSET SALE AGREEMENT

                                      AND

                                PLANS OF MERGERS

                                     AMONG

               RFS HOTEL INVESTORS, INC., A TENNESSEE CORPORATION

                                ("TARGET REIT"),

                 RHI ACQUISITION, INC., A TENNESSEE CORPORATION

                                ("MERGER SUB"),

                   EQUITY INNS, INC., A TENNESSEE CORPORATION

                               ("ACQUIROR REIT"),

             RFS PARTNERSHIP, L.P., A TENNESSEE LIMITED PARTNERSHIP

                               ("CONTRIBUTOR OP")

                                      AND

         EQUITY INNS PARTNERSHIP, L.P., A TENNESSEE LIMITED PARTNERSHIP

                                ("ACQUIROR OP")

                                 APRIL 21, 1998

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS...................................................    2
    1.1.    [INTENTIONALLY OMITTED].....................................    2
    1.2.    Acquiror CMBS OP............................................    2
    1.3.    Acquiror CMBS OP Partner Approvals..........................    2
    1.4.    Acquiror CMBS OP Partnership Agreement......................    2
    1.5.    Acquiror OP.................................................    2
    1.6.    Acquiror OP General Units...................................    2
    1.7.    Acquiror OP Limited Units...................................    2
    1.8.    Acquiror OP Partner Approvals...............................    2
    1.9.    Acquiror OP Partnership Agreement...........................    2
   1.10.    Acquiror OP Units...........................................    2
   1.11.    Acquiror REIT...............................................    2
   1.12.    Acquiror REIT Charter.......................................    2
   1.13.    Acquiror REIT CMBS Lessee...................................    3
   1.14.    Acquiror REIT Common Stock..................................    3
   1.15.    Acquiror REIT Employee Benefit Plans........................    3
   1.16.    Acquiror REIT Employment Agreements.........................    3
   1.17.    Acquiror REIT Hotels........................................    3
   1.18.    Acquiror REIT Leases........................................    3
   1.19.    Acquiror REIT Lessee........................................    3
   1.20.    Acquiror REIT Material Adverse Effect.......................    3
   1.21.    Acquiror REIT Options.......................................    3
   1.22.    Acquiror REIT Preferred Stock...............................    3
   1.23.    Acquiror REIT Restricted Stock Grants.......................    3
   1.24.    Acquiror REIT SEC Documents.................................    3
   1.25.    Acquiror REIT Subsidiaries..................................    4
   1.26.    Acquisition Opportunity.....................................    4
   1.27.    Acquisition Proposal........................................    4
   1.27(a)  Acquisition Proposal Notice.................................    4
   1.28.    Act of Bankruptcy...........................................    4
   1.29.    Affiliate...................................................    4
   1.30.    Agreement...................................................    4
   1.31.    Amended and Restated Acquiror OP Partnership Agreement......    4
   1.32.    Articles of Merger..........................................    4
   1.33.    Asset Sale..................................................    5
   1.34.    Assumed Liabilities.........................................    5
   1.35.    Average Price...............................................    5
   1.36.    Bill of Sale (Inventory)....................................    5
   1.37.    Bill of Sale (Personal Property)............................    5
   1.38.    Board.......................................................    5
   1.39.    Certificates................................................    5
   1.40.    Certificates of Merger......................................    5
   1.41.    Closing.....................................................    5
   1.42.    Closing Date................................................    5
   1.43.    CMBS Agreement of Merger....................................    5
   1.44.    CMBS Bonds..................................................    6
   1.45.    CMBS OP Merger..............................................    6
   1.46.    CMBS OP Merger Consideration................................    6
   1.47.    OP Merger Consideration.....................................    6
   1.48.    CMBS OP Partner Approvals...................................    6
   1.49.    Code........................................................    6

   1.49(a)  Competing Transaction.......................................    6
   1.50.    Confidential Material.......................................    6
   1.51.    Contracts...................................................    6
   1.52.    Contributor CMBS OP.........................................    6
   1.53.    Contributor CMBS OP Partner Approvals.......................    6
   1.54.    Contributor CMBS OP Partnership Agreement...................    6
   1.55.    Contributor OP..............................................    6
   1.56.    Contributor OP General Units................................    7
   1.57.    Contributor OP Limited Units................................    7
   1.58.    Contributor OP Partner Approvals............................    7
   1.59.    Contributor OP Partnership Agreement........................    7
   1.60.    Contributor OP Units........................................    7
   1.61.    Deeds.......................................................    7
   1.61(a)  Definitive Competing Acquisition Agreement..................    7
   1.62.    Effective Time..............................................    7
   1.63.    Employee Benefit Plans......................................    7
   1.63(a)  Entitled Party..............................................    7
   1.64.    ERISA.......................................................    7
   1.64(a)  Escrow Agent................................................    7
   1.65.    Exchange Act................................................    8
   1.66.    Exchange Agent..............................................    8
   1.67.    Exchange Ratio..............................................    8
   1.68.    Expenses....................................................    8
   1.69.    Final Target REIT Dividend..................................    8
   1.70.    FIRPTA Certificate..........................................    8
   1.71.    Form S-4....................................................    8
   1.72.    Franchise Agreements........................................    8
   1.73.    Franchisors.................................................    8
   1.74.    GAAP........................................................    8
   1.75.    Hazardous Substance.........................................    8
   1.76.    HSR Act.....................................................    9
   1.77.    Improvements................................................    9
   1.78.    Insurance Policies..........................................    9
   1.79.    Intangible Personal Property................................    9
   1.80.    Interests...................................................    9
   1.81.    Inventory...................................................    9
   1.82.    IRS.........................................................    9
   1.83.    Knowledge of Acquiror REIT..................................    9
   1.84.    Knowledge of Target REIT....................................    9
   1.85.    Land........................................................   10
   1.86.    Lease Termination Agreement.................................   10
   1.87.    Termination Fee.............................................   10
   1.88.    material....................................................   10
   1.89.    Material Adverse Effect.....................................   10
   1.89(a)  Maximum Expense Reimbursement...............................   10
   1.89(b)  Maximum Termination Fee.....................................   10
   1.90.    Mergers.....................................................   10
   1.91.    Merger Consideration........................................   10
   1.92.    Merger Sub..................................................   10
   1.93.    Mortgage Documents..........................................   10
   1.94.    Mortgage Notes..............................................   10
   1.95.    Mortgages...................................................   11
   1.96.    NYSE........................................................   11

   1.97.    OP Merger...................................................   11
   1.98.    OP Partner Approvals........................................   11
   1.99.    Organizational Documents....................................   11
   1.90(a)  Payor Party.................................................   11
  1.100.    Permit......................................................   11
  1.101.    Permitted Title Exceptions..................................   11
  1.102.    Person......................................................   11
  1.103.    Personal Property...........................................   11
  1.104.    Plan of Merger..............................................   11
  1.105.    Pricing Period..............................................   12
  1.106.    Proxy Statement/Prospectus..................................   12
  1.107.    Qualifying Income...........................................   12
  1.108.    Real Property...............................................   12
  1.109.    REIT........................................................   12
  1.110.    REIT Merger.................................................   12
  1.111.    SEC.........................................................   12
  1.112.    SEC Documents...............................................   12
  1.113.    Securities Act..............................................   12
  1.114.    Severance Benefits..........................................   12
  1.115.    Shareholders and Shareholder................................   12
  1.116.    Stock Purchase Agreement....................................   12
  1.117.    Subsidiary..................................................   13
  1.118.    Surviving Corporation.......................................   13
  1.119.    Surviving CMBS OP...........................................   13
  1.120.    Surviving OP................................................   13
  1.121.    Takeover Statutes...........................................   13
  1.122.    Tangible Personal Property..................................   13
  1.123.    Target C Corp...............................................   13
  1.124.    Target REIT.................................................   13
  1.125.    Target REIT Capital Stock...................................   13
  1.126.    Target REIT Charter.........................................   13
  1.127.    Target REIT CMBS Lessee.....................................   13
  1.128.    Target REIT Common Stock....................................   13
  1.129.    Target REIT Employee Benefit Plans..........................   14
  1.130.    Target REIT Employment Agreements...........................   14
  1.131.    Target REIT Hotels..........................................   14
  1.132.    Target REIT Leases..........................................   14
  1.133.    Target REIT Lessee..........................................   14
  1.134.    Target REIT Material Adverse Effect.........................   14
  1.135.    Target REIT Options.........................................   14
  1.136.    Target REIT Preferred Stock.................................   14
  1.137.    Target REIT Restricted Stock Grants.........................   14
  1.138.    Target REIT SEC Documents...................................   14
  1.139.    Target REIT Subsidiaries....................................   14
  1.140.    Tax Return..................................................   15
  1.141.    Taxes.......................................................   15
  1.142.    Tennessee Act...............................................   15
  1.143.    Title Company...............................................   15
  1.144.    Transferred Assets..........................................   15
  1.145.    TRULPA......................................................   15
  1.146.    Undeveloped Land............................................   15
  1.147.    Unit Certificates...........................................   15

  1.148.    Utilities...................................................   15
  1.149.    Welfare Plans...............................................   15

ARTICLE II ASSET SALE AGREEMENT.........................................   16
    2.1.    Sale and Purchase...........................................   16
    2.2.    Effectuation of the Asset Sale..............................   16
    2.3.    OP Partner Approvals........................................   16
    2.4.    CMBS OP Partner Approvals...................................   16
    2.5.    Acquiror OP Partnership Agreement...........................   16
    2.6.    Contributor OP's and Contributor CMBS OP's Deliveries.......   16
    2.7.    Target REIT Lease Termination...............................   17
    2.8.    Schedules and Exhibits......................................   17

ARTICLE III THE REIT MERGER.............................................   17
    3.1.    The REIT Merger.............................................   17
    3.2.    Closing.....................................................   18
    3.3.    Effective Time..............................................   18
    3.4.    Effect of the REIT Merger...................................   18
    3.5.    Charter and Bylaws..........................................   18
    3.6.    Officers and Directors......................................   18
    3.7.    Employees...................................................   18

ARTICLE IV EFFECT OF REIT MERGER ON CAPITALIZATION; EXCHANGE OF
  CERTIFICATES..........................................................   19
    4.1.    Effect on Capitalization....................................   19
    4.2.    Exchange of Certificates....................................   20
    4.3.    Target REIT Options.........................................   21

ARTICLE V THE OP MERGER.................................................   22
    5.1.    The OP Merger...............................................   22
    5.2.    Effect of the OP Merger.....................................   23
    5.3.    Certificate of Limited Partnership and Partnership
              Agreement.................................................   23
    5.4.    Effect on Partnership Interests.............................   23
    5.5.    Exchange of Certificates....................................   23
ARTICLE VI THE CMBS OP MERGER...........................................   25
    6.1.    The CMBS OP Merger; CMBS Agreement of Merger................   25
    6.2.    Effect of the CMBS OP Merger................................   25

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF...........................   25

CONTRIBUTOR OP AND TARGET REIT..........................................   25
    7.1.    Organization................................................   25
    7.2.    Authorization; Enforceability...............................   26
    7.3.    Capitalization..............................................   26
    7.4.    No Violation or Conflict by Contributor OP or Target REIT...   27
    7.5.    No Litigation...............................................   27
    7.6.    Absence of Certain Changes..................................   27
    7.7.    Subsidiaries................................................   27
    7.8.    Contracts and Commitments...................................   27
    7.9.    Approvals and Consents......................................   28
   7.10.    Target REIT Employee Benefit Plans..........................   28
   7.11.    SEC Documents; Financial Statements; Undisclosed
              Liabilities...............................................   29
   7.12.    No Special Taxes............................................   29
   7.13.    Compliance with Existing Laws...............................   29

   7.14.    Insurance...................................................   30
   7.15.    Condemnation Proceedings....................................   30
   7.16.    Personal Property...........................................   30
   7.17.    Bankruptcy..................................................   30
   7.18.    Title to Real Property......................................   30
   7.19.    Zoning......................................................   30
   7.20.    Hazardous Substances........................................   30
   7.21.    Room Furnishings............................................   31
   7.22.    Franchisors; Franchise Agreements...........................   31
   7.23.    Mortgage Documents..........................................   31
   7.24.    Opinion of Financial Advisor................................   31
   7.25.    Financial Advisor...........................................   31
   7.26.    Acquiror REIT Share Ownership...............................   31
   7.27.    Related Party Transactions..................................   31
   7.28.    Takeover Statutes...........................................   32
   7.29.    Hart-Scott-Rodino Antitrust Improvements Act of 1976........   32
   7.30.    Development.................................................   32
   7.31.    Tax Matters.................................................   32
   7.32.    Convertible Securities......................................   33
   7.33.    Updating of Representations and Warranties..................   33
   7.34.    Reorganization..............................................   33
   7.35.    Intellectual Property.......................................   33
   7.36.    Employees...................................................   33
   7.37.    Labor Relations.............................................   34
   7.38.    Termination of Certain Target REIT Leases...................   34

ARTICLE VIII REPRESENTATIONS AND WARRANTIES OF ACQUIROR REIT, ACQUIROR
  OP AND MERGER SUB.....................................................   34
    8.1.    Organization................................................   34
    8.2.    Authorization; Enforceability...............................   35
    8.3.    Capitalization..............................................   35
    8.4.    No Violation or Conflict by Acquiror OP, Acquiror REIT or
              Merger Sub................................................   36
    8.5.    No Litigation...............................................   36
    8.6.    Absence of Certain Changes..................................   36
    8.7.    Subsidiaries................................................   36
    8.8.    Contracts and Commitments...................................   36
    8.9.    Approvals and Consents......................................   37
   8.10.    Acquiror REIT Employee Benefit Plans........................   37
   8.11.    SEC Documents; Financial Statement; Undisclosed
              Liabilities...............................................   38
   8.12.    Title to Properties and Assets..............................   38
   8.13.    Insurance...................................................   38
   8.14.    Personal Property...........................................   38
   8.15.    Bankruptcy..................................................   39
   8.16.    Zoning......................................................   39
   8.17.    Hazardous Substances........................................   39
   8.18.    Leases......................................................   39
   8.19.    Opinion of Financial Advisor................................   39
   8.20.    Financial Advisor...........................................   39
   8.21.    Target REIT Share Ownership.................................   39
   8.22.    Related Party Transactions..................................   40
   8.23.    Takeover Statutes...........................................   40
   8.24.    Hart-Scott-Rodino Antitrust Improvements Act of 1976........   40
   8.25.    Development.................................................   40

   8.26.    Tax Matters.................................................   40
   8.27.    Convertible Securities......................................   41
   8.28.    Acquiror REIT Common Stock..................................   41
   8.29.    Interim Operations of Merger Sub............................   41
   8.30.    Updating of Representations and Warranties..................   41
   8.31.    Reorganization..............................................   42
   8.32.    Intellectual Property.......................................   42
   8.33.    Employees...................................................   42
   8.34.    Labor Relations.............................................   42
   8.35.    No Special Taxes............................................   42
   8.36.    Compliance with Existing Laws...............................   42
   8.37.    Condemnation Proceedings....................................   43
   8.38.    Room Furnishings............................................   43
   8.39.    Franchisors; Franchise Agreements...........................   43
   8.40.    Mortgage Documents..........................................   43
   8.41.    New Leases..................................................   43

ARTICLE IX CONDITIONS PRECEDENT TO CLOSING..............................   44
    9.1.    Conditions Precedent to Obligations of Parties..............   44
    9.2.    Conditions Precedent to the Obligations of Acquiror OP,
              Acquiror REIT and Merger Sub..............................   44
    9.3.    Conditions Precedent to the Obligations of Contributor OP
              and Target REIT...........................................   46

ARTICLE X COVENANTS.....................................................   47
   10.1.    Acquisition Proposals.......................................   47
   10.2.    Conduct of Businesses.......................................   48
   10.3.    Meetings of Shareholders....................................   52
   10.4.    Filings; Other Action.......................................   52
   10.5.    Inspection of Records.......................................   53
   10.6.    Publicity...................................................   53
   10.7.    Registration Statement......................................   53
   10.8.    Listing Application.........................................   54
   10.9.    Further Action..............................................   54
  10.10.    Expenses....................................................   54
  10.11.    Indemnification.............................................   54
  10.12.    Governance..................................................   54
  10.13.    Severance Benefits..........................................   55
  10.14.    Reorganization..............................................   55
  10.15.    Survival of Target REIT, Contributor OP and Contributor CMBS
              OP Obligations............................................   55
  10.16.    Third-Party Consents........................................   55
  10.17.    Efforts to Fulfill Conditions...............................   55
  10.18.    Representations, Warranties and Conditions Prior to
              Closing...................................................   56
  10.19.    Cooperation of the Parties..................................   56
  10.20.    Amendment to Acquiror REIT Charter..........................   56
  10.21.    Records.....................................................   56
  10.22.    Confidentiality.............................................   56
  10.23.    Acknowledgments.............................................   56
  10.24.    Target REIT Acquisition Opportunities.......................   57
  10.25.    CMBS Bonds..................................................   57
  10.26.    Tax Treatment...............................................   57
  10.27.    Transfer and Gains Taxes....................................   58
  10.28.    Transfer of Target C Corp. Shares...........................   58

  10.29.    Existing Restrictions.......................................   58
  10.30.    Lease Termination/New Leases................................   58

ARTICLE XI TERMINATION..................................................   58
   11.1.    Termination by Mutual Consent...............................   58
   11.2.    Termination by Either Acquiror REIT or Target REIT..........   59
   11.3.    Termination by Target REIT..................................   59
   11.4.    Termination by Acquiror REIT................................   59
   11.5.    Effect of Termination and Abandonment.......................   60
   11.6.    Expenses....................................................   62
   11.7.    Extension; Waiver; Miscellaneous............................   63

ARTICLE XII MISCELLANEOUS...............................................   63
   12.1.    Nonsurvival of Representations, Warranties and Agreements...   63
   12.2.    Notices.....................................................   63
   12.3.    Assignment; Binding Effect; Benefit.........................   64
   12.4.    Entire Agreement............................................   64
   12.5.    Confidentiality.............................................   64
   12.6.    Amendment...................................................   66
   12.7.    Governing Law...............................................   66
   12.8.    Counterparts................................................   66
   12.9.    Headings....................................................   66
  12.10.    Interpretation..............................................   67
  12.11.    Waivers.....................................................   67
  12.12.    Incorporation...............................................   67
  12.13.    Severability................................................   67
  12.14.    Enforcement of Agreement....................................   67
  12.15.    Non-Recourse................................................   67
  12.16.    Arbitration.................................................   68
List of Schedules.......................................................   70
List of Exhibits........................................................   72

                            ASSET SALE AGREEMENT AND

                                PLANS OF MERGERS

     ASSET SALE AGREEMENT AND PLANS OF MERGERS, made as of this 21st day of April, 1998, by and among RFS HOTEL INVESTORS, INC., a Tennessee corporation ("Target REIT"), EQUITY INNS, INC., a Tennessee corporation ("Acquiror REIT"), RHI ACQUISITION, INC., a Tennessee corporation and wholly-owned subsidiary of Acquiror REIT ("Merger Sub"), EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership ("Acquiror OP"), and RFS PARTNERSHIP, L.P., a Tennessee limited partnership ("Contributor OP").

                                    RECITALS

     A. The Board of Directors of Acquiror REIT and the Board of Directors of Target REIT have determined that a business combination on the terms described herein between Acquiror REIT and Target REIT is in the best interests of their respective Shareholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect a merger on the terms and conditions set forth herein.

     B. For federal income tax purposes, it is intended that the REIT Merger (as defined) shall qualify as tax-free reorganizations within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, (the "Code"), and that this Agreement (as defined herein) shall constitute a plan of reorganization under Section 368 of the Code.

     C. Acquiror REIT, as the sole shareholder of the general partners of Acquiror OP and Acquiror CMBS OP, and Target REIT, as the general partner of Contributor OP and as the sole shareholder of the general partner of Contributor CMBS OP, deem it advisable and in the best interests of their respective limited partners, subject to the conditions and other provisions contained herein, that Contributor OP shall merge into Acquiror OP with the holders of partnership interests in Contributor OP receiving units of limited partnership interest in Acquiror OP and that Contributor CMBS OP shall merge into Acquiror CMBS OP with the holders of partnership interests in Contributor CMBS OP receiving limited partnership interests in Acquiror CMBS OP.

     D. For federal income tax purposes, it is intended that the OP Merger (as defined herein), regardless of form, be treated as a contribution by Contributor OP of all of its assets to Acquiror OP in exchange for partnership interests in Acquiror OP under Section 721 of the Code, and a distribution of such partnership interests by Contributor OP to its partners under Section 731 of the Code. For federal income tax purposes, it is intended that the CMBS OP Merger (as defined herein), regardless of form, be treated as a contribution by Contributor CMBS OP of all of its assets to Acquiror CMBS OP in exchange for partnership interests in Acquiror CMBS OP under Section 721 of the Code, and a distribution of such partnership interests by Contributor CMBS OP to its partners under Section 731 of the Code.

     E. Acquiror REIT acknowledges and agrees that it will benefit directly from the merger of Target REIT into Merger Sub, Contributor OP into Acquiror OP and Contributor CMBS OP into Acquiror CMBS OP as provided for herein.

     F. The parties hereto desire to make certain representations, warranties and agreements in connection with the transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                   ARTICLE I

                                  DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified:

     1.1. [INTENTIONALLY OMITTED].

     1.2. Acquiror CMBS OP.

     "Acquiror CMBS OP" shall have the meaning provided in Section 10.25.

     1.3. Acquiror CMBS OP Partner Approvals.

     "Acquiror CMBS OP Partner Approvals" shall have the meaning provided in
Section 2.4.

     1.4. Acquiror CMBS OP Partnership Agreement.

     "Acquiror CMBS OP Partnership Agreement" shall mean the Agreement of Limited Partnership of Acquiror CMBS OP to be entered into after the date hereof upon organization of Acquiror CMBS OP as contemplated in Section 10.25.

     1.5. Acquiror OP.

     "Acquiror OP" shall mean Equity Inns Partnership, L.P., a Tennessee limited partnership.

     1.6. Acquiror OP General Units.

     "Acquiror OP General Units" shall mean Acquiror OP Units representing an interest as a general partner in Acquiror OP.

     1.7. Acquiror OP Limited Units.

     "Acquiror OP Limited Units" shall mean Acquiror OP Units that represent an interest as a limited partner in Acquiror OP.

     1.8. Acquiror OP Partner Approvals.

     "Acquiror OP Partner Approvals" shall have the meaning provided in Section 2.3.

     1.9. Acquiror OP Partnership Agreement.

     "Acquiror OP Partnership Agreement" shall mean the Agreement of Limited Partnership of Acquiror OP, as amended as of the date hereof.

     1.10. Acquiror OP Units.

     "Acquiror OP Units" shall mean units of partnership interest of Acquiror OP, including Acquiror OP General Units and Acquiror OP Limited Units.

     1.11. Acquiror REIT.

     "Acquiror REIT" shall mean Equity Inns, Inc., a Tennessee corporation.

     1.12. Acquiror REIT Charter.

     "Acquiror REIT Charter" shall mean the Charter of Acquiror REIT, as amended and restated as of the date hereof.

     1.13. Acquiror REIT CMBS Lessee.

     "Acquiror REIT CMBS Lessee" shall have the meaning provided in Section
10.25.

     1.14. Acquiror REIT Common Stock.

     "Acquiror REIT Common Stock" shall mean the common stock of Acquiror REIT, par value $.01 per share.

     1.15. Acquiror REIT Employee Benefit Plans.

     "Acquiror REIT Employee Benefit Plans" shall mean the employee benefit plans of Acquiror REIT described on Schedule 8.10.

     1.16. Acquiror REIT Employment Agreements.

     "Acquiror REIT Employment Agreements" shall mean the employment agreements described on Schedule 1.16.

     1.17. Acquiror REIT Hotels.

     "Acquiror REIT Hotels" shall mean all of the hotel properties owned by the Acquiror REIT Subsidiaries as of the date hereof, as set forth on Schedule 1.17.

     1.18. Acquiror REIT Leases.

     "Acquiror REIT Leases" shall mean the lease agreements with respect to the operation of the Acquiror REIT Hotels leased to third parties, as described in
Schedule 1.18.

     1.19. Acquiror REIT Lessee.

     "Acquiror REIT Lessee" shall mean, with respect to the Acquiror REIT Hotels, affiliates of Interstate Hotels Company.

     1.20. Acquiror REIT Material Adverse Effect.

     "Acquiror REIT Material Adverse Effect" shall mean a Material Adverse Effect with respect to Acquiror REIT and the Acquiror REIT Subsidiaries taken as a whole.

     1.21. Acquiror REIT Options.

     "Acquiror REIT Options" shall mean the outstanding option grants to acquire shares of Acquiror REIT Common Stock described in Schedule 1.21.

     1.22. Acquiror REIT Preferred Stock.

     "Acquiror REIT Preferred Stock" shall mean the preferred stock of Acquiror REIT, $.01 par value per share.

     1.23. Acquiror REIT Restricted Stock Grants.

     "Acquiror REIT Restricted Stock Grants" shall mean the grants of shares of Acquiror REIT Common Stock which are subject to vesting as described on Schedule
1.23 .

     1.24. Acquiror REIT SEC Documents.

     "Acquiror REIT SEC Documents" shall mean all registration statements, reports, proxy statements and information statements filed by Acquiror REIT with the SEC since the effective date of Acquiror REIT's initial registration statement on Form S-11.

     1.25. Acquiror REIT Subsidiaries.

     "Acquiror REIT Subsidiaries" shall mean the Subsidiaries of Acquiror REIT described on Schedule 8.7, including, without limitation, Merger Sub, Acquiror OP and Acquiror CMBS OP.

     1.26. Acquisition Opportunity.

     "Acquisition Opportunity" shall have the meaning provided in Section 10.24.

     1.27. Acquisition Proposal.

     "Acquisition Proposal" shall have the meaning provided in Section 10.1.

     1.27(a) Acquisition Proposal Notice.

     "Acquisition Proposal Notice" shall have the meaning provided in Section 11.5(a).

     1.28. Act of Bankruptcy.

     "Act of Bankruptcy" shall mean if a party hereto (or any of its Subsidiaries) or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
(b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto (or any of its Subsidiaries) or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator of such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

     1.29. Affiliate.

     "Affiliate" shall mean, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

     1.30. Agreement.

     "Agreement" shall mean this Asset Sale Agreement and Plans of Mergers, together with the Exhibits and Schedules attached hereto.

     1.31. Amended and Restated Acquiror OP Partnership Agreement.

     "Amended and Restated Acquiror OP Partnership Agreement" shall have the meaning provided in Section 2.5.

     1.32. Articles of Merger.

     "Articles of Merger" shall have the meaning provided in Section 3.3.

     1.33. Asset Sale.

     "Asset Sale" shall have the meaning provided in Section 2.1.

     1.34. Assumed Liabilities.

     "Assumed Liabilities" shall mean the liabilities of Contributor OP and Contributor CMBS OP described on Schedule 1.34.

     1.35. Average Price.

     "Average Price" shall mean an amount equal to the quotient of (i) the sum of the products of (A) the daily volume of shares of the Acquiror REIT Common Stock traded on the NYSE on each trading day during the Pricing Period and (B) the closing price for the Acquiror REIT Common Stock on the NYSE on each such trading day, and (ii) the total volume of shares of Acquiror REIT Common Stock traded on the NYSE during the Pricing Period (volumes and closing prices as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Acquiror REIT).

     1.36. Bill of Sale (Inventory).

     "Bill of Sale (Inventory)" shall mean one or more bills of sale conveying title to the Inventory owed by Target REIT Lessee or Target REIT CMBS Lessee from Target REIT Lessee to Acquiror REIT Lessee or another designee of Acquiror REIT, and from Target REIT CMBS Lessee to Acquiror REIT CMBS Lessee, in each case without any additional consideration to such lessees.

     1.37. Bill of Sale (Personal Property).

     "Bill of Sale (Personal Property)" shall mean one or more bills of sale conveying title to the Tangible Personal Property, Intangible Personal Property and the Interests from Contributor OP (or its designee) to Acquiror OP (or its designee), and from Contributor CMBS OP (or its designee) to Acquiror CMBS OP (or its designee).

     1.38. Board.

     "Board" means, with respect to either Acquiror REIT or Target REIT, its Board of Directors.

     1.39. Certificates.

     "Certificates" shall have the meaning provided in Section 4.2(c).

     1.40. Certificates of Merger.

     "Certificates of Merger" shall mean the certificates of merger referenced in Sections 5.1(b) and 6.1(b).

     1.41. Closing.

     "Closing" shall mean the conference held on the Closing Date at which the closing of the Mergers and the other transactions contemplated hereby (except as otherwise provided herein) shall occur.

     1.42. Closing Date.

     "Closing Date" shall mean October 15, 1998, or such earlier date on which the conditions set forth in Article IX shall have been satisfied or waived, or such other date as may be mutually agreed by the parties hereto.

     1.43. CMBS Agreement of Merger.

     "CMBS Agreement of Merger" shall have the meaning provided in Section 6.1.

     1.44. CMBS Bonds.

     "CMBS Bonds" shall have the meaning provided in Section 10.25.

     1.45. CMBS OP Merger.

     "CMBS OP Merger" shall mean the merger of Contributor CMBS OP with and into Acquiror CMBS OP.

     1.46. CMBS OP Merger Consideration.

     "CMBS OP Merger Consideration" shall have the meaning provided in Section 6.4.

     1.47. OP Merger Consideration.

     "OP Merger Consideration" shall have the meaning provided in Section
5.4(b).

     1.48. CMBS OP Partner Approvals.

     "CMBS OP Partner Approvals" shall have the meaning provided in Section 2.4.

     1.49. Code.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     1.49(a) Competing Transaction.

     "Competing Transaction" shall have the meaning provided in Section 10.1.

     1.50. Confidential Material.

     "Confidential Material" shall have the meaning provided in Section 12.5(a).

     1.51. Contracts.

     "Contracts" shall mean contracts, agreements, leases (including ground leases), licenses, arrangements, understandings, relationships and commitments, whether written or oral, but shall not include any Employee Benefit Plan.

     1.52. Contributor CMBS OP.

     "Contributor CMBS OP" shall mean RFS Financing Partnership, L.P., a Tennessee limited partnership.

     1.53. Contributor CMBS OP Partner Approvals.

     "Contributor CMBS OP Partner Approvals" shall have the meaning provided in
Section 2.4.

     1.54. Contributor CMBS OP Partnership Agreement.

     "Contributor CMBS OP Partnership Agreement" shall mean the Agreement of Limited Partnership of Contributor CMBS OP, as amended as of the date hereof.

     1.55. Contributor OP.

     "Contributor OP" shall mean RFS Partnership, L.P., a Tennessee limited partnership.

     1.56. Contributor OP General Units.

     "Contributor OP General Units" shall mean Contributor OP Units representing an interest as a general partner in Contributor OP.

     1.57. Contributor OP Limited Units.

     "Contributor OP Limited Units" shall mean Contributor OP Units representing an interest as a limited partner in Contributor OP.

     1.58. Contributor OP Partner Approvals.

     "Contributor OP Partner Approvals" shall have the meaning provided in
Section 2.3.

     1.59. Contributor OP Partnership Agreement.

     "Contributor OP Partnership Agreement" shall mean the Agreement of Limited Partnership of Contributor OP, as amended as of the date hereof.

     1.60. Contributor OP Units.

     "Contributor OP Units" shall mean units of partnership interest of Contributor OP.

     1.61. Deeds.

     "Deeds" shall mean deeds as may reasonably be required to be delivered in the sole discretion of Acquiror REIT conveying title to the Real Property from Contributor OP or the Target REIT Subsidiaries to Acquiror OP (or its designee), and from Contributor CMBS OP to Acquiror CMBS OP (or its designee), subject only to Permitted Title Exceptions.

     1.61(a) Definitive Competing Acquisition Agreement.

     "Definitive Competing Acquisition Agreement" shall have the meaning provided in Section 11.5.

     1.62. Effective Time.

     "Effective Time" shall mean the time at which the Mergers are consummated by the filing of the Articles of Merger and the Certificates of Merger with the Secretary of State of the State of Tennessee, or such later date as is specified in such filings.

     1.63. Employee Benefit Plans.

     "Employee Benefit Plans" shall mean the Acquiror REIT Employee Benefit Plans and the Target REIT Employee Benefit Plans, which are described on Schedules 8.10 and 7.10, respectively.

     1.63(a) Entitled Party.

     "Entitled Party" shall have the meaning provided in Section 11.5(a).

     1.64. ERISA.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.64(a) Escrow Agent.

     "Escrow Agent" shall have the meaning provided in Section 11.5(a).

     1.65. Exchange Act.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     1.66. Exchange Agent.

     "Exchange Agent" shall have the meaning provided in Section 4.2(a).

     1.67. Exchange Ratio.

     "Exchange Ratio" shall have the meaning provided in Section 4.1(b).

     1.68. Expenses.

     "Expenses" shall have the meaning provided in Section 10.10.

     1.69. Final Target REIT Dividend.

     "Final Target REIT Dividend" shall have the meaning provided in Section 4.2(d).

     1.70. FIRPTA Certificate.

     "FIRTPA Certificate" shall mean the affidavit of Contributor OP and Contributor CMBS OP under Section 1445 of the Code certifying that neither Contributor OP nor Contributor CMBS OP is a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code), in form and substance reasonably satisfactory to the Acquiror REIT.

     1.71. Form S-4.

     "Form S-4" shall have the meaning provided in Section 10.7.

     1.72. Franchise Agreements.

     "Franchise Agreements" shall mean those certain agreements and licenses to operate the Target REIT Hotels as listed on Schedule 7.22 hereto.

     1.73. Franchisors.

     "Franchisors" shall mean the franchisors listed on Schedule 7.22, the issuers of the franchise licenses under which the Target REIT Hotels are currently operated.

     1.74. GAAP.

     "GAAP" shall mean generally accepted accounting principles used in the United States, consistently applied during the periods involved.

     1.75. Hazardous Substance.

     "Hazardous Substance" shall mean any substance or material whose presence, nature, quantity or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials is either: (1) potentially injurious to the public health, safety or welfare, the environment or the Transferred Assets, (2) regulated, monitored or defined as a hazardous or toxic substance or waste by any governmental agency, or (3) a basis for liability of the owner of the Transferred Assets to any governmental agency or third party, and Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or components thereof, and asbestos.

     1.76. HSR Act.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     1.77. Improvements.

     "Improvements" shall mean the Target REIT Hotels, together with all other buildings, improvements, fixtures and other items affixed to the Land.

     1.78. Insurance Policies.

     "Insurance Policies" shall mean all policies of insurance relating to the Transferred Assets, or any portion thereof.

     1.79. Intangible Personal Property.

     "Intangible Personal Property" shall mean all intangible personal property owned or possessed by Contributor OP or Contributor CMBS OP, as applicable, and used in connection with the ownership of the Transferred Assets, including, without limitation, Contracts, general intangibles, business records relating to the Transferred Assets, plans and specifications, surveys and title insurance policies pertaining to the Real Property and the Personal Property, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Transferred Assets, any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway.

     1.80. Interests.

     "Interests" shall mean the partnership interests Contributor OP holds in any Target REIT Subsidiary that is a partnership.

     1.81. Inventory.

     "Inventory" shall mean all "inventories" used in the operation of the Target REIT Hotels, including all inventories of merchandise and inventories of supplies (as such terms are used in the Uniform System of Accounts for Hotels (9th Revised Edition, 1996) as published by the Hotel Association of New York City, Inc., as the same may be revised from time to time as of the date hereof) and similar consumable supplies and any property of the type described in
Section 1221(1) of the Code.

     1.82. IRS.

     "IRS" shall mean the Internal Revenue Service.

     1.83. Knowledge of Acquiror REIT.

     "Knowledge of Acquiror REIT" shall mean the actual knowledge of the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, the Secretary and the Treasurer of Acquiror REIT.

     1.84. Knowledge of Target REIT.

     "Knowledge of Target REIT" shall mean the actual knowledge of the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice-President, the Secretary and the Treasurer of Target REIT.

     1.85. Land.

     "Land" shall mean those certain parcels of real estate upon which the Target REIT Hotels are located, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Contributor OP, Contributor CMBS OP or any other Target REIT Subsidiary, as applicable, therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

     1.86. Lease Termination Agreement.

     "Lease Termination Agreement" shall have the meaning provided in Section 7.38.

     1.87. Termination Fee.

     "Termination Fee" shall have the meaning provided in Section 11.5(a).

     1.88. Material.

     "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     1.89. Material Adverse Effect.

     "Material Adverse Effect" shall mean, with respect to any entity or group of entities, a material adverse effect on the business or assets (financial or otherwise) as manifested by a material decline or deterioration of the financial condition or results of operation of such entity or group of entities taken as a whole.

     1.89(a) Maximum Expense Reimbursement.

     "Maximum Expense Reimbursement" shall have the meaning provided in Section 11.6(a).

     1.89(b) Maximum Termination Fee.

     "Maximum Termination Fee" shall have the meaning provided in Section
11.5(a).

     1.90. Mergers.

     "Mergers" shall mean collectively the REIT Merger, the OP Merger and the CMBS OP Merger.

     1.91. Merger Consideration.

     "Merger Consideration" shall have the meaning provided in Section 4.1(d).

     1.92. Merger Sub.

     "Merger Sub" shall mean RHI Acquisition, Inc., a Tennessee corporation and wholly-owned subsidiary of Acquiror REIT.

     1.93. Mortgage Documents.

     "Mortgage Documents" shall mean collectively the Mortgage Notes, the Mortgages and all other documents executed or delivered in connection therewith, including all modifications thereto.

     1.94. Mortgage Notes.

     "Mortgage Notes" shall have the meaning provided in Section 7.23.

     1.95. Mortgages.

     "Mortgages" shall have the meaning provided in Section 7.23.

     1.96. NYSE.

     "NYSE" shall mean the New York Stock Exchange.

     1.97. OP Merger.

     "OP Merger" shall mean the merger of Contributor OP with and into Acquiror OP.

     1.98. OP Partner Approvals.

     "OP Partner Approvals" shall have the meaning provided in Section 2.3.

     1.99. Organizational Documents.

     "Organizational Documents" shall mean with respect to a corporation, its charter (or articles of incorporation) and bylaws, and all amendments thereto as of the date hereof; with respect to a limited partnership, its certificate of limited partnership and agreement of limited partnership and all amendments thereto as of the date hereof; and with respect to a limited liability company its articles of organization and operating agreement and all amendments thereto as of the date hereof.

     1.90(a) Payor Party.

     "Payor Party" shall have the meaning provided in Section 11.5(a).

     1.100. Permit.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets or business.

     1.101. Permitted Title Exceptions.

     "Permitted Title Exceptions" shall mean those exceptions to the title to the Real Property listed on the title insurance policies for the Target REIT Hotels and the Undeveloped Land that do not: (a) constitute a mortgage, deed of trust, lien, encumbrance or security interest on the Transferred Assets that after the Closing would not secure one of the Assumed Liabilities, or (b) materially and adversely affect the operations of the hotels on such Real Property, create a material financial liability on the owner of the Transferred Assets, or render title unmarketable.

     1.102. Person.

     "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, trust, non-incorporated organization or any other entity.

     1.103. Personal Property.

     "Personal Property" shall mean the Tangible Personal Property and the Intangible Personal Property.

     1.104. Plan of Merger.

     "Plan of Merger" shall mean the Plan of Merger in substantially the form attached hereto as Exhibit A.

     1.105. Pricing Period.

     "Pricing Period" shall mean the twenty (20) consecutive trading days immediately preceding the fifth business day prior to the Closing Date, except that any trading day on which trading of any newly-issued shares of Acquiror REIT Common Stock (or securities convertible into Acquiror REIT Common Stock) shall commence on a when-issued basis, shall be excluded from the Pricing Period and the next earliest trading day shall be substituted therefor.

     1.106. Proxy Statement/Prospectus.

     "Proxy Statement/Prospectus" shall have the meaning provided in Section
10.7.

     1.107. Qualifying Income.

     "Qualifying Income" shall have the meaning provided in Section 11.5(a).

     1.108. Real Property.

     "Real Property" shall mean the Land, the Improvements and the Undeveloped Land.

     1.109. REIT.

     "REIT" shall mean a real estate investment trust under Sections 856 through 859 of the Code.

     1.110. REIT Merger.

     "REIT Merger" shall mean the merger of Target REIT with and into Merger
Sub.

     1.111. SEC.

     "SEC" shall mean the Securities and Exchange Commission of the United
States.

     1.112. SEC Documents.

     "SEC Documents" shall mean Acquiror REIT SEC Documents or Target REIT SEC Documents, as the context indicates.

     1.113. Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     1.114. Severance Benefits.

     "Severance Benefits" shall mean the payments and benefits for employees of Target REIT and the Target REIT Subsidiaries as described in Section 10.13.

     1.115. Shareholders and Shareholder.

     "Shareholders" shall mean, with respect to Acquiror REIT, the holders of Acquiror REIT Common Stock and, with respect to Target REIT, shall mean holders of Target REIT Common Stock or Target REIT Preferred Stock, as the context indicates. A "Shareholder" shall mean one of the Shareholders.

     1.116. Stock Purchase Agreement.

     "Stock Purchase Agreement" shall have the meaning provided in Section
10.28.

     1.117. Subsidiary.

     "Subsidiary" of any Person shall mean any corporation, partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns 20% or more of the capital stock or other equity interests of such corporation, partnership, limited liability company, limited liability partnership, joint venture or other legal entity.

     1.118. Surviving Corporation.

     "Surviving Corporation" shall mean Merger Sub following completion of the REIT Merger.

     1.119. Surviving CMBS OP.

     "Surviving CMBS OP" shall mean Acquiror CMBS OP following completion of the CMBS OP Merger.

     1.120. Surviving OP.

     "Surviving OP" shall mean Acquiror OP following completion of the OP
Merger.

     1.121. Takeover Statutes.

     "Takeover Statutes" shall have the meaning provided in Section 7.28.

     1.122. Tangible Personal Property.

     "Tangible Personal Property" shall mean the items of tangible personal property consisting of all furniture, fixtures, furnishings, machinery, equipment and other tangible personal property situated on, attached to, or used in the operation of Target REIT Hotels (including any capital leases of such personal property), excluding (i) all Franchisor signage used thereon, (ii) the Inventory owned by Target REIT Lessee or the Target REIT CMBS Lessee, and (iii) tangible personal property leased pursuant to operating, as opposed to, capital leases and set forth on Schedule 1.122.

     1.123. Target C Corp.

     "Target C Corp." shall mean Ridge Lake General Partner, Inc., a Tennessee corporation.

     1.124. Target REIT.

     "Target REIT" shall mean RFS Hotels Investors, Inc., a Tennessee corporation.

     1.125. Target REIT Capital Stock.

     "Target REIT Capital Stock" shall mean Target REIT Common Stock and Target REIT Preferred Stock.

     1.126. Target REIT Charter.

     "Target REIT Charter" shall mean the Charter of Target REIT, as amended and restated as of the date hereof.

     1.127. Target REIT CMBS Lessee.

     "Target REIT CMBS Lessee" shall mean, collectively, the parties described in Schedule 1.133 as the lessee of the Target REIT Hotels described on Schedule
7.38 and owned by Contributor CMBS OP.

     1.128. Target REIT Common Stock.

     "Target REIT Common Stock" shall mean the common stock of Target REIT, par value $.01 per share.

     1.129. Target REIT Employee Benefit Plans.

     "Target REIT Employee Benefit Plans" shall mean the employee benefit plans of Target REIT described on Schedule 7.10.

     1.130. Target REIT Employment Agreements.

     "Target REIT Employment Agreements" shall mean the employment agreements described on Schedule 1.130.

     1.131. Target REIT Hotels.

     "Target REIT Hotels" shall mean all of the hotel properties owned by Contributor OP, Contributor CMBS OP or the other Target REIT Subsidiaries as of the date hereof, as set forth on Schedule 1.131.

     1.132. Target REIT Leases.

     "Target REIT Leases" shall mean the lease agreements with respect to the operation of the Target REIT Hotels leased to third parties, as described in
Schedule 1.132.

     1.133. Target REIT Lessee.

     "Target REIT Lessee" shall mean, collectively, the parties described in
Schedule 1.133 as the lessee of the Target REIT Hotels described on Schedule
7.38 and owned by Contributor OP.

     1.134. Target REIT Material Adverse Effect.

     "Target REIT Material Adverse Effect" shall mean a Material Adverse Effect with respect to Target REIT and the Target REIT Subsidiaries taken as a whole.

     1.135. Target REIT Options.

     "Target REIT Options" shall mean the outstanding option grants to acquire shares of Target REIT Common Stock described in Schedule 4.3.

     1.136. Target REIT Preferred Stock.

     "Target REIT Preferred Stock" shall mean the Series A Preferred Stock of Target REIT, $.01 par value per share.

     1.137. Target REIT Restricted Stock Grants.

     "Target REIT Restricted Stock Grants" shall mean the grants of shares of Target REIT Common Stock which are subject to vesting as described on Schedule 1.137.

     1.138. Target REIT SEC Documents.

     "Target REIT SEC Documents" shall mean all registration statements, reports, proxy statements and information statements filed by Target REIT with the SEC since the effective date of Target REIT's initial registration statement on Form S-11.

     1.139. Target REIT Subsidiaries.

     "Target REIT Subsidiaries" shall mean the Subsidiaries of Target REIT set forth on Schedule 7.7, including, without limitation, Contributor OP and Contributor CMBS OP.

     1.140. Tax Return.

     "Tax Return" shall mean any report, return, information statement, payee statement or other information required to be provided to any federal, state, local or foreign governmental authority with respect to Taxes.

     1.141. Taxes.

     "Taxes" shall mean any and all taxes, levies, impositions, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any federal, state, local or foreign governmental authority or any political subdivision thereof, including without limitation income, gross receipts, ad valorem, value added, minimum, franchise, sales, use, excise, license, real or personal property, unemployment, disability, stock transfer, mortgage recording, estimated, withholding or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and including any interest, penalties, fines, assessments or additions to tax imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns.

     1.142. Tennessee Act.

     "Tennessee Act" shall mean the Tennessee Business Corporation Act.

     1.143. Title Company.

     "Title Company" shall mean Lawyers Title Insurance Company.

     1.144. Transferred Assets.

     "Transferred Assets" shall mean collectively the Real Property, the Tangible Personal Property, the Intangible Personal Property and the Interests.

     1.145. TRULPA.

     "TRULPA" shall mean the Tennessee Revised Uniform Limited Partnership Act.

     1.146. Undeveloped Land.

     "Undeveloped Land" shall mean those certain unimproved parcels of real estate listed on Schedule 1.146 attached hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Contributor OP, Contributor CMBS OP or any other Target REIT Subsidiary, as applicable, therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

     1.147. Unit Certificates.

     "Unit Certificates" shall have the meaning provided in Section 5.5(a).

     1.148. Utilities.

     "Utilities" shall mean public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities and all other utility facilities and services necessary for the operation and occupancy of a property as a hotel.

     1.149. Welfare Plans.

     "Welfare Plans" shall mean those Employee Benefit Plans that are employee welfare benefit plans under section 3(1) of ERISA.

                                   ARTICLE II

                              ASSET SALE AGREEMENT

     2.1. Sale and Purchase

     Subject to the terms and conditions set forth in this Agreement, effective as of the Closing Date, Contributor OP agrees to, and Target REIT agrees to cause Contributor CMBS OP to, sell, and Acquiror OP agrees to, and Acquiror REIT agrees to cause Acquiror CMBS OP to, purchase, the Transferred Assets, subject to the Assumed Liabilities, in the manner, on the terms and subject to the conditions and covenants set forth herein (collectively, the "Asset Sale").

     2.2. Effectuation of the Asset Sale.

     Subject to the terms and conditions set forth in this Agreement, the parties hereto agree that the Asset Sale shall be effectuated by the OP Merger provided for in Article V and the CMBS OP Merger provided for in Article VI.

     2.3. OP Partner Approvals.

     Target REIT shall obtain the requisite approval of the partners of Contributor OP to the OP Merger and any other transactions contemplated by this Agreement, to the extent required by the Contributor OP Partnership Agreement or the TRULPA (collectively, the "Contributor OP Partner Approvals"). Acquiror REIT shall obtain the requisite approval of the partners of Acquiror OP to the OP Merger and any other transactions contemplated by the Agreement, to the extent required by the Acquiror OP Partnership Agreement or the TRULPA (collectively, the "Acquiror OP Partner Approvals," and together with the Contributor OP Partner Approvals, the "OP Partner Approvals").

     2.4. CMBS OP Partner Approvals.

     Target REIT shall obtain the requisite approval of the partners of Contributor CMBS OP to the CMBS OP Merger and the other transactions contemplated by this Agreement, to the extent required by the Contributor CMBS OP Partnership Agreement or the TRULPA (collectively, the "Contributor CMBS OP Partner Approvals"). Acquiror REIT shall obtain the requisite approval of the partners of Acquiror CMBS OP to the CMBS OP Merger and the other transactions contemplated by this Agreement, to the extent required by the Acquiror CMBS OP Partnership Agreement or the TRULPA (collectively, the "Acquiror CMBS Partner Approvals," and together with the Contributor CMBS Partner Approvals, the "CMBS OP Partner Approvals").

     2.5. Acquiror OP Partnership Agreement.

     Effective as of the Effective Time, Acquiror OP and Acquiror REIT shall cause the Acquiror OP Partnership Agreement to be amended and restated in the form of Exhibit B hereto (the "Amended and Restated Acquiror OP Partnership Agreement"). The Acquiror OP Limited Units delivered to the limited partners of Contributor OP as a result of the OP Merger shall have the characteristics described in such Amended and Restated Acquiror OP Partnership Agreement.

     2.6. Contributor OP's and Contributor CMBS OP's Deliveries.

     At the Closing, but prior to the Effective Time, if requested by Acquiror REIT to further evidence the Asset Sale being consummated by the OP Merger and the CMBS OP Merger, Contributor OP shall, and Target REIT and Contributor OP shall cause Contributor CMBS OP to, deliver, or cause to be delivered, to Acquiror OP or Acquiror CMBS OP, as applicable, all of the following instruments and documents, each of which shall have been duly executed by Contributor OP, Contributor CMBS OP, or other appropriate party, and, where applicable, acknowledged on behalf of such parties, and shall be dated as of the Closing Date:

          (a) The Deeds.

          (b) The Bill of Sale (Inventory).

          (c) The Bill of Sale (Personal Property).

          (d) Such agreements, affidavits or other documents as may be reasonably required by the Title Company to issue new owner's title insurance policies for the Target REIT Hotels, or endorsements to all such existing owner's title policies, together with an assignment of the existing owner's title insurance policies consented to by the Title Company (all subject only to the Permitted Title Exceptions).

          (e) The FIRPTA Certificate.

          (f) True, correct and complete copies of all warranties, if any, or if locatable, of contractors, builders, roofers, architects, manufacturers, suppliers and installers possessed by Contributor OP or Contributor CMBS OP and relating to the Improvements and the Personal Property, or any part thereof.

          (g) All current real estate and personal property tax bills in Contributor OP's or Contributor CMBS OP's possession or under their control.

     2.7. Target REIT Lease Termination.

     Effective as of the Closing Date, but immediately prior to the Effective Time, upon written notice from Acquiror REIT to Target REIT not less than thirty
(30) days prior to the Closing Date, Target REIT shall cause the Target REIT Subsidiaries to terminate the Target REIT Leases described on Schedule 7.38 effective upon payment to the Target REIT Lessee or Target REIT CMBS Lessee, as applicable, of the amounts set forth on Schedule 7.38 at the Closing.

     2.8. Schedules and Exhibits.

     Each of Target REIT and Acquiror REIT shall deliver any Schedules or Exhibits described in this Agreement for which they are responsible but which are not attached hereto at the date hereof within ten (10) business days following the date of this Agreement. If such Schedules are not delivered by such date or if either Target REIT or Acquiror REIT reasonably determines that information contained in such Schedules discloses matters which could reasonably be expected to have an Acquiror REIT Material Adverse Effect or a Target REIT Material Adverse Effect, respectively, Target REIT or Acquiror REIT may elect to terminate this Agreement after such date or the receipt of such Schedules by written notice delivered to the other within fifteen (15) business days following the date of this Agreement in accordance with Section 11.1. Failure to so deliver such notice within such 15 day period shall constitute an irrevocable waiver of such termination rights.

                                  ARTICLE III

                                THE REIT MERGER
     3.1. The REIT Merger.

     Subject to the terms and conditions of this Agreement and the Plan of Merger, at the Effective Time, Target REIT shall be merged with and into Merger Sub in accordance with the provisions of, and with the effects provided in, Sections 48-21-102, 48-21-104, 48-21-107 and 48-21-108 of the Tennessee Act and
in accordance with the Plan of Merger. Merger Sub shall be the Surviving Corporation resulting from the REIT Merger and shall continue to be governed by the laws of the State of Tennessee. The Plan of Merger provides for the terms and conditions of the REIT Merger, which terms and conditions are incorporated herein and made a part of this Agreement by reference.

     3.2. Closing.

     Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Baker, Donelson, Bearman & Caldwell, 21st Floor, First Tennessee Building, 165 Madison, Memphis, TN 38103, or such other location as Acquiror REIT and Target REIT may agree, commencing at 9:00 a.m. local time on the Closing Date. Subject to the provisions of Article XI, failure to consummate the Closing on the date provided in this Section 3.2 will not result in a termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     3.3. Effective Time.

     If all of the conditions set forth in Article IX have been fulfilled or waived, the parties hereto shall cause, with respect to the REIT Merger, articles of merger or other appropriate documents (the "Articles of Merger") satisfying the requirements of the Tennessee Act, to be properly executed, verified and delivered for filing with the Secretary of State of the State of Tennessee in accordance with the Tennessee Act, on or before the Closing Date. The REIT Merger shall become effective at the Effective Time. The parties hereto shall cause the Effective Time to occur on the Closing Date.

     3.4. Effect of the REIT Merger.

     The REIT Merger shall have the effects specified in Section 48-21-108 of the Tennessee Act.

     3.5. Charter and Bylaws.

     The Charter of Merger Sub as in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation, until duly amended in accordance with applicable law. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

     3.6. Officers and Directors.

     The directors of Merger Sub in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified as provided in the Bylaws of the Surviving Corporation, as the case may be. The officers of Merger Sub in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal.

     3.7. Employees.

     At or before the Closing, Target REIT and the Target REIT Subsidiaries will terminate the employment of all their employees, and shall satisfy all compensation, vacation pay, sick pay and other obligations under the Worker Adjustment, Retraining and Notification Act, and, subject to the provisions of
Section 10.13, shall pay or make provision for the Severance Benefits. Neither Acquiror REIT nor any Acquiror REIT Subsidiary shall have any obligation to employ former Target REIT or Target REIT Subsidiary employees but may, in their sole discretion, offer employment to such employees on terms and conditions established by them. Neither Target REIT nor Contributor OP makes any representation or warranty as to whether such employees shall accept employment with Acquiror REIT or any Acquiror REIT Subsidiary.

                                   ARTICLE IV

       EFFECT OF REIT MERGER ON CAPITALIZATION; EXCHANGE OF CERTIFICATES

     4.1. Effect on Capitalization.

     By virtue of the REIT Merger and except as otherwise provided herein or in the Plan of Merger, without any action on the part of the holder of any shares of Target REIT Capital Stock or the holder of any shares of Acquiror REIT Common
Stock:

          (a) Cancellation of Treasury Stock. As of the Effective Time, any shares of Target REIT Capital Stock that are owned by Target REIT or any Target REIT Subsidiary shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (b) Conversion of Target REIT Common Stock and Target REIT Preferred Stock. As of the Effective Time, each issued and outstanding share of Target REIT Common Stock and each issued and outstanding share of Target REIT Preferred Stock (other than any shares canceled in accordance with Section 4.1(a)) shall be converted into the right to receive from Acquiror REIT a number of fully paid and nonassessable shares of Acquiror REIT Common Stock determined as follows (the "Exchange Ratio"):

                  (i) if the Average Price is equal to or greater than $14.00 but less than or equal to $17.00, 1.5 shares of Acquiror REIT Common Stock; or

                  (ii) if the Average Price is greater than $17.00, the number of shares of Acquiror REIT Common Stock determined by dividing $25.50 by the Average Price.

     The Exchange Ratio and the Average Price shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Acquiror REIT Common Stock or Target REIT Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror REIT Common Stock or Target REIT Capital Stock occurring after the date hereof and prior to the Effective Time.

          (c) Right of Termination. If the Average Price is less than $14.00, either of Target REIT or Acquiror REIT may terminate this Agreement in accordance with the provisions of Section 11.2.

          (d) Cancellation of Target REIT Capital Stock. As of the Effective Time, all shares of Target REIT Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any such shares of Target REIT Common Stock or Target REIT Preferred Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with
     Section 4.2(c), certificates representing Acquiror REIT Common Stock required to be delivered by Acquiror REIT pursuant to this Section 4.1(d) and any cash in lieu of fractional shares of Acquiror REIT Common Stock to be issued or paid in consideration therefor upon surrender of such certificate (the "Merger Consideration") as set forth in Section 4.2(g), and any dividends or other distributions to which such holder is entitled pursuant to Section 4.2(d), in each case without interest and less any required withholding taxes.

          (e) Acquiror REIT Common Stock. As of the Effective Time, each share of Acquiror REIT Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one validly issued, fully paid and nonassessable share of Acquiror REIT Common Stock.

          (f) Shares of Merger Sub. As of the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one share of common stock, par value $.01 per share, of the Surviving Corporation.

     4.2. Exchange of Certificates.

     (a) Exchange Agent. Prior to the Closing, Acquiror REIT shall appoint, or shall cause to be appointed, SunTrust Bank or another bank or trust company to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding shares of Target REIT Common Stock and Target REIT Preferred Stock.

     (b) Acquiror REIT to Provide Merger Consideration. Acquiror REIT shall provide, or shall cause to be provided, to the Exchange Agent on or prior to the Closing certificates representing the shares of Acquiror REIT Common Stock into which the Target REIT Capital Stock shall be converted pursuant to Section 4.1(b) and the cash payable in respect of fractional shares pursuant to Section 4.2(g).

     (c) Exchange Procedure. As soon as reasonably practicable after the Closing, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Target REIT Capital Stock (the "Certificates"), whose shares were converted into the right to receive the Merger Consideration pursuant to Section 4.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Acquiror REIT reasonably specifies) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror REIT, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Target REIT Capital Stock theretofore represented by such Certificate shall have been converted pursuant to Section 4.1(b) and all dividends or other distributions to which such holder is entitled pursuant to Section 4.2(d), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Target REIT Capital Stock which is not registered in the transfer records of Target REIT, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered only if such certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of Acquiror REIT that such tax or taxes have been paid or are not applicable. Until surrender as contemplated by this Section 4.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Target REIT Capital Stock theretofore represented by such Certificate shall have been converted pursuant to Section 4.1, and all dividends or other distributions to which such holder is entitled pursuant to Section 4.2(d). No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate or on any cash payable pursuant to Section 4.2(d) or Section 4.2(g).

     In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Acquiror REIT or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as Acquiror REIT may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or Acquiror REIT will issue with respect to such lost, stolen or destroyed Certificate the shares of Acquiror REIT Common Stock and cash in lieu of fractional shares and unpaid dividends and Final Target REIT Dividend as provided in Section 4.2(d) deliverable in respect thereof pursuant to this Agreement.

     (d) Record Dates for Final Dividends; Distributions with Respect to Unexchanged Shares. To the extent necessary to satisfy the requirements of
Section 857(a)(1) of the Code for the taxable year of Target REIT ending at the Closing Date (and to avoid the payment of tax with respect to undistributed income), Target REIT shall declare a dividend (the "Final Target REIT Dividend") to each holder of shares of Target REIT Common Stock and, if necessary, Target REIT Preferred Stock, the record date for which shall be approximately 5 business days prior to the Closing Date, in an amount equal to the minimum dividend sufficient (taking into account expected revenue and expenses through the day prior to the Closing Date) to permit Target REIT to satisfy such requirements. If Target REIT determines it necessary to declare the Final Target REIT Dividend, it shall notify Acquiror REIT at least 10 days prior to the date for the Target REIT shareholders' meeting described in Section 10.3, and Acquiror REIT shall declare a dividend per share to holders of Acquiror REIT Common Stock, the record date for which shall be approximately 5 business days prior to the Closing Date, in an amount per share of Acquiror REIT Common Stock equal to the quotient obtained by dividing (x) the Final Target REIT Dividend per share of Target REIT Common Stock paid by Target REIT by (y) the Exchange Ratio. The dividends payable hereunder to holders of Target REIT Common Stock, Target REIT Preferred Stock (if necessary) and Acquiror REIT Common Stock shall be paid on the close of business on the last business day prior to the Closing Date.

     (e) No Further Ownership Rights in Shares of Target REIT Capital
Stock. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 4.2 (including any cash paid pursuant to Section 4.2(g)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Target REIT Capital Stock theretofore represented by such Certificates, and at and after the Effective Time there shall be no further registration of transfers on the stock transfer books of Target REIT of the shares of Target REIT Capital Stock which were outstanding immediately prior to the Effective Time.

     (f) No Liability. None of Acquiror REIT, Merger Sub, Target REIT or the Exchange Agent shall be liable to any Person in respect of any consideration or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for one year after the Closing shall be redelivered by the Exchange Agent to Acquiror REIT, upon demand, and any holders of Certificates who have not theretofore complied with Section 4.2(c) shall thereafter look only to Acquiror REIT for delivery of the Merger Consideration and any unpaid dividends, subject to applicable escheat and other similar laws.

     (g) No Fractional Shares. No certificates or scrip representing fractional shares of Acquiror REIT Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a Shareholder of Acquiror REIT. In lieu of the issuance of any fractional shares of Acquiror REIT Common Stock, cash payments will be made by Acquiror REIT to the Exchange Agent for payment to holders in respect of any fractional shares of Acquiror REIT Common Stock that otherwise would be issuable in an amount equal to such fractional part of a share of Acquiror REIT Common Stock multiplied by the Average Price.

     (h) Withholding Rights. Acquiror REIT, Target REIT or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Target REIT Capital Stock such amounts as Acquiror REIT, Target REIT or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that such amounts are so withheld by Acquiror REIT, Target REIT or the Exchange Agent, such withheld amount shall be treated for all purpose of this Agreement as having been paid to the Shareholder of Target REIT in respect of which such deduction and withholding was made by Acquiror REIT, Target REIT or the Exchange Agent.

     (i) No Appraisal Rights. The holders of Target REIT Capital Stock are not entitled under applicable law to appraisal rights as a result of the REIT Merger.

     4.3. Target REIT Options.

     At or prior to the Effective Time, holders of the currently exercisable Target REIT Options described on Schedule 4.3 which have not been exercised as of the Effective Time, including any unvested Target REIT Options with respect to which vesting accelerates as a result of the transactions contemplated by this Agreement as described in Schedule 4.3, may elect to either (i) exchange such Target REIT Options for fully vested options to acquire a number of shares of Acquiror REIT Common Stock equal to (x) the number of shares of Target REIT Common Stock subject to such Target REIT Options multiplied by (y) the Exchange Ratio with an option exercise price per share of Acquiror REIT Common Stock equal to (A) the exercise price for the Target REIT Options divided by (B) the Exchange Ratio (rounding to the nearest cent); or

(ii) sell all of the Target REIT Options outstanding as of the Effective Time, including any unvested Target REIT Options with respect to which vesting accelerates as a result of the transactions contemplated hereby, for a cash amount equal to (a) the number of shares of Target REIT Common Stock subject to such Target REIT Options multiplied by (b) the difference between the exercise price of each Target REIT Option and an amount equal to the Exchange Ratio multiplied by the Average Price. Any options issued pursuant to clause (i) above shall expire on the expiration date of the Target REIT Options for which they are exchanged, disregarding any termination of employment resulting from, or related to, Acquiror REIT's acquisition of Target REIT and its Subsidiaries pursuant to this Agreement. Notwithstanding the provisions of clause (i) above, Acquiror REIT shall not be obligated to issue any fraction of a share of Acquiror REIT Common Stock upon exercise of such new options to acquire Acquiror REIT Common Stock and any fraction of a share of Acquiror REIT Common Stock that otherwise would be subject to such new options shall represent the right to receive a cash payment upon exercise of such new option equal to the product of such fraction and the difference between the market value of one share of Acquiror REIT Common Stock at the time of exercise of such new option and the per share exercise price of such new option. The market value of one share of Acquiror REIT Common Stock at the time of exercise of such new option shall be the last sale price of Acquiror REIT Common Stock on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Acquiror REIT) on the last trading day preceding the date of exercise. In addition, notwithstanding clause (i) above, each Target REIT Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code. Acquiror REIT agrees to take all necessary steps to effectuate the foregoing provisions of this Section 4.3. As soon as practicable after the Effective Time, Acquiror REIT shall deliver to the holders of the Target REIT Options who elect to exchange their Target REIT Options as provided in clause (i) above an appropriate notice setting forth such holder's rights pursuant to this Section 4.3. At or prior to the Effective Time, Acquiror REIT shall take all corporate action necessary to reserve for issuance sufficient number of shares of Acquiror REIT Common Stock for delivery upon exercise of the new options provided for in this Section 4.3. Nothing herein shall preclude any holder of Target REIT Options from exercising any Target REIT Options which are currently vested or which vest by their terms prior to the Effective Time, including those which vest as a result of the transactions contemplated hereby. From and after the date of this Agreement, no additional options shall be granted by Target REIT.

                                   ARTICLE V

                                 THE OP MERGER
     5.1. The OP Merger.

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time, and for the purpose of effecting the Asset Sale with respect to the Transferred Assets owned by Contributor OP, Contributor OP shall be merged with and into Acquiror OP in accordance with the provisions of, and with the effects provided in, Section 61-2-211 of the TRULPA and in accordance with the provisions of this Article V. Acquiror OP shall be the Surviving OP resulting from the OP Merger and shall continue to be governed by the laws of the State of Tennessee.

     (b) If all of the conditions set forth in Article IX have been fulfilled or waived, the parties hereto shall cause, with respect to the OP Merger, a certificate of merger or other appropriate documents satisfying the requirements of the TRULPA, to be properly executed, verified and delivered for filing with the Secretary of State of the State of Tennessee in accordance with the TRULPA, on or before the Closing Date. The OP Merger shall become effective at the Effective Time.

     (c) The sole general partner of the Surviving OP shall be Equity Inns Trust, and the limited partners of the Surviving OP shall be all Persons who are now or who hereafter are admitted to either Contributor OP or Acquiror OP as limited partners.

     5.2. Effect of the OP Merger.

     The OP Merger shall have the effects specified in Section 61-2-211(f) of the TRULPA.

     5.3. Certificate of Limited Partnership and Partnership Agreement.

     The Certificate of Limited Partnership of Acquiror OP as in effect immediately prior to the Effective Time shall be the Certificate of Limited Partnership of the Surviving OP, until duly amended in accordance with applicable law. The Acquiror OP Partnership Agreement of Acquiror OP as in effect immediately prior to the Effective Time shall be the partnership agreement of the Surviving OP, until duly amended in accordance with applicable law.

     5.4. Effect on Partnership Interests.

     By virtue of the OP Merger and except as otherwise provided herein, without any action on the part of the holder of any units of partnership interest of Contributor OP or the holder of any units of partnership interest of Acquiror
OP:

          (a) Conversion of Contributor OP Units. As of the Effective Time, (i) each issued and outstanding Contributor OP Unit held by Target REIT, including preferred units of partnership interest, shall be converted into the right to receive from Acquiror OP a number of validly issued, fully paid and nonassessable Acquiror OP General Units equal to the Exchange Ratio, and (ii) each issued and outstanding Contributor OP Unit held by limited partners of Contributor OP shall be converted into the right to receive from Acquiror OP a number of fully paid and nonassessable Acquiror OP Limited Units equal to the Exchange Ratio. Neither Acquiror OP nor Contributor OP shall effect any reorganization, recapitalization or other like change with respect to Acquiror OP Units or Contributor OP Units after the date hereof and prior to the Effective Time.

          (b) Cancellation of Contributor OP Units. As of the Effective Time, all Contributor OP Units shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of any certificate representing any such units of Contributor OP shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with Section 5.5(a) and delivery of such documents as may be reasonably required by Acquiror OP, certificates representing Acquiror OP Units required to be issued by Acquiror OP pursuant to Section 5.4(a) and any cash in lieu of fractional Acquiror OP Units paid by Acquiror OP pursuant to Section 5.5(f) (the "OP Merger Consideration"), without interest and less any required withholding taxes.

          (c) Acquiror OP Units. As of the Effective Time, each Acquiror OP Limited Unit and Acquiror OP General Unit, respectively, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one validly issued, fully paid and nonassessable Acquiror OP Limited Unit and Acquiror OP General Unit, respectively.

     5.5. Exchange of Certificates.

     (a) Exchange Procedure. As soon as reasonably practicable after the Closing, Acquiror OP shall mail to each limited partner of record of Contributor OP, whose Contributor OP Units were converted into the right to receive the OP Merger Consideration pursuant to Section 5.4, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any certificates representing Contributor OP Units ("Unit Certificates") shall pass, only upon delivery of the Unit Certificates to Acquiror OP and shall be in a form and have such other provisions as Acquiror OP reasonably specifies) and
(ii) instructions for use in effecting the surrender of any Unit Certificates in exchange for the OP Merger Consideration. Upon surrender of a Unit Certificate for cancellation to Acquiror OP or to such other agent or agents as may be appointed by Acquiror OP, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by Acquiror OP, the holder of such Unit Certificate shall be entitled to receive in exchange therefor the OP Merger Consideration into which the Contributor OP Units theretofore represented by such Unit Certificate shall have been converted pursuant to Section 5.4 (a) and all distributions to which such holder is entitled and the Unit Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Contributor OP Units which is not registered in the transfer records of Contributor OP, payment may be made to a Person other than the Person in whose name the Unit Certificate so surrendered is registered only if such certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a Person other than the registered holder of such Unit Certificate or establish to the satisfaction of Acquiror OP that such tax or taxes have been paid or are not applicable. Until surrender as contemplated by this Section 5.5(a), each Unit Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the OP Merger Consideration, without interest, into which the Contributor OP Units theretofore represented by such Unit Certificate shall have been converted pursuant to Section 5.4, and all distributions to which such holder is entitled. No interest will be paid or will accrue on the OP Merger Consideration upon the surrender of any Unit Certificate. In the event any Unit Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Unit Certificate to be lost, stolen or destroyed and, if required by Acquiror OP, the posting by such Person of a bond in such reasonable amount as Acquiror OP may direct as indemnity against any claim that may be made against it with respect to such Unit Certificate, Acquiror OP will issue with respect to such lost, stolen or destroyed Unit Certificate the Acquiror OP Units and cash in lieu of fractional units deliverable in respect thereof pursuant to this Agreement. The certificates evidencing the Acquiror OP Units will bear appropriate legends indicating (A) that the Acquiror OP Units have not been registered under the Securities Act, and (B) that the Acquiror OP Partnership Agreement restricts the transfer of the Acquiror OP Units.

     (b) No Further Ownership Rights in Contributor OP Units. All OP Merger Consideration paid upon the surrender of Unit Certificates in accordance with the terms of this Section 5.5 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Contributor OP Units theretofore represented by such Unit Certificates, and at and after the Effective Time there shall be no further registration of transfers on the unit transfer books of Contributor OP of Contributor OP Units which were outstanding immediately prior to the Effective Time.

     (c) No Liability. Neither Contributor OP nor Acquiror OP shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (d) Withholding Rights. Acquiror OP or Contributor OP shall be entitled to deduct and withhold from the OP Merger Consideration otherwise payable pursuant to this Agreement to any holder of Contributor OP Units such amounts as Acquiror OP or Target OP is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that such amounts are so withheld by Acquiror OP or Target OP, such withheld amount shall be treated for all purpose of this Agreement as having been paid to the partner of Acquiror OP in respect of which such deduction and withholding was made by Acquiror OP or Target OP.

     (e) No Appraisal Rights. The holders of Contributor OP Units are not entitled under applicable law to appraisal rights as a result of the OP Merger.

     (f) No Fractional Units. No fractional Acquiror OP Units shall be issued in connection with the OP Merger, and such fractional unit interests will not entitle the owner thereof to vote, to receive distributions or any other rights of a partner of Acquiror OP. In lieu of the issuance of any fractional Acquiror OP Units, upon surrender for exchange of Unit Certificates, cash payments will be made by Acquiror OP to such owners in respect of any fractional Acquiror OP Units that otherwise would be issuable in an amount equal to such fractional part of an Acquiror OP Unit multiplied by the Average Price.

                                   ARTICLE VI

                               THE CMBS OP MERGER

     6.1. The CMBS OP Merger; CMBS Agreement of Merger.

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time, and for the purpose of effecting the Asset Sale with respect to the Transferred Assets owned by Contributor CMBS OP, Contributor CMBS OP shall be merged with and into Acquiror CMBS OP in accordance with the provisions of, and with the effects provided in, Section 61-2-211 of the TRULPA and in accordance with the provisions of this Article VI and an agreement of merger between Contributor CMBS OP and Acquisition CMBS OP that Target REIT and Acquiror REIT shall cause to be entered into prior to the Closing Date, and which will contain terms and conditions consistent with this Article VI (the "CMBS Agreement of Merger"). Acquiror CMBS OP shall be the Surviving CMBS OP resulting from the CMBS OP Merger and shall continue to be governed by the laws of the State of Tennessee.

     (b) If all of the conditions set forth in Article IX have been fulfilled or waived, the parties hereto shall cause, with respect to the CMBS OP Merger, a certificate of merger or other appropriate documents satisfying the requirements of the TRULPA, to be properly executed, verified and delivered for filing with the Secretary of State of the State of Tennessee in accordance with the TRULPA, on or before the Closing Date. The CMBS OP Merger shall become effective at the Effective Time.

     6.2. Effect of the CMBS OP Merger.

     The CMBS OP Merger shall have the effects specified in Section 61-2-211(f) of the TRULPA.

     6.3. Certificate of Limited Partnership and Partnership Agreement.

     The Certificate of Limited Partnership of Acquiror CMBS OP as in effect immediately prior to the Effective Time shall be the Certificate of Limited Partnership of the Surviving CMBS OP, until duly amended in accordance with applicable law. The Acquiror CMBS OP Partnership Agreement of Acquiror CMBS OP as in effect immediately prior to the Effective Time shall be the partnership agreement of the Surviving CMBS OP, until duly amended in accordance with applicable law.

     6.4. Effect on Partnership Interests.

     By virtue of the CMBS OP Merger and except as otherwise provided herein, without any action on the part of the holder of any units of partnership interest of Contributor CMBS OP or the holder of any units of partnership interest of Acquiror CMBS OP, as of the Effective Time, each issued and outstanding unit of partnership interest in Contributor CMBS OP shall be converted into the right to receive from Acquiror CMBS OP a number of validly issued, fully paid and nonassessable units of partnership interest in Acquiror CMBS OP, as set forth in the CMBS Agreement of Merger (the "CMBS OP Merger Consideration").

                                  ARTICLE VII

                       REPRESENTATIONS AND WARRANTIES OF
                         CONTRIBUTOR OP AND TARGET REIT

     Contributor OP and Target REIT hereby represent and warrant, jointly and severally, to Acquiror OP, Acquiror REIT and Merger Sub that:

     7.1. Organization.

     (a) Target REIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and is duly qualified as a foreign corporation to do business in, and is in good standing under the laws of, each jurisdiction in which the failure to qualify would have a Target REIT Material

Adverse Effect. Target REIT has the power and authority to carry on its business as it is now being conducted and to own or lease its assets.

     (b) Each of the Target REIT Subsidiaries is a corporation or limited partnership, as indicated on Schedule 7.7, duly organized, validly existing and in good standing under the laws of the state of its formation and is duly qualified as a foreign entity to do business in, and is in good standing under the laws of, each jurisdiction in which the failure to qualify would have a Target REIT Material Adverse Effect. Each of the Target REIT Subsidiaries has the power and authority to carry on its business as it is now being conducted and to own or lease its assets.

     (c) The copies of the Organizational Documents of Contributor OP and Target REIT, which have heretofore been made available to Acquiror REIT, are true, complete and correct copies of the Organizational Documents of Contributor OP and Target REIT, as amended and in effect on the date hereof.

     (d) The copies of the Organizational Documents of the Target REIT Subsidiaries, which have heretofore been made available to Acquiror REIT, are true, complete and correct copies of such Organizational Documents of the Target REIT Subsidiaries, as amended and in effect on the date hereof.

     (e) The copies of the minute books and records of the material proceedings of Target REIT and the Target REIT Subsidiaries, which have heretofore been made available to Acquiror REIT, are copies of the original minute books and records of Target REIT and the Target REIT Subsidiaries, contain all proceedings of the Shareholders, partners, boards of directors and any committees thereof with respect to Target REIT and the Target REIT Subsidiaries prior to the date hereof, and are true, correct and complete in all material respects.

     7.2. Authorization; Enforceability.

     Target REIT has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to approval of this Agreement and the Plan of Merger by the Shareholders of Target REIT as required by the Tennessee Act. Contributor OP has the partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to approval of this Agreement and the OP Merger by the limited partners of Contributor OP as required by the TRULPA. Subject to such Shareholder and limited partner approvals, this Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Contributor OP and Target REIT and the other parties hereto and thereto, the valid and binding obligations of Contributor OP and Target REIT, enforceable against Contributor OP and Target REIT in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws or equitable principles affecting rights of creditors generally. All necessary action on the part of the board of directors of Target REIT and the general partner of Contributor OP has been taken to authorize the execution and delivery of this Agreement and each agreement or instrument executed in connection herewith, the performance of their obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Target REIT and Contributor OP.

     7.3. Capitalization.

     The authorized capital stock of Target REIT consists of 100,000,000 shares of Target REIT Common Stock and 5,000,000 shares of Target REIT Preferred Stock. As of the date hereof, (i) 24,876,946 shares of Target REIT Common Stock are issued and outstanding, (ii) Target REIT has issued 41,000 shares of Target REIT Common Stock pursuant to unvested Target REIT Restricted Stock Grants, the vesting of which accelerates as a result of the transactions contemplated by this Agreement, and (iii) 973,684 shares of Target REIT Preferred Stock are issued and outstanding. All such issued and outstanding shares of Target REIT Capital Stock are validly issued, fully paid, nonassessable and were not issued in violation of any preemptive rights. An aggregate of 2,567,609 shares of Target REIT Common Stock are reserved for issuance upon redemption of 2,567,609 outstanding Contributor OP Units. Neither Target REIT nor any Target REIT Subsidiary has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote with the Shareholders of Target REIT on any matter. There are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Target REIT or any of the Target REIT Subsidiaries to issue, transfer or sell any shares of capital stock, partnership interests or other equity interests of Target REIT or any of the Target REIT Subsidiaries, other than with respect to the Target REIT Options, the Target REIT Restricted Stock Grants described on Schedule 1.137, and the Contributor OP Units described on Schedule 7.7 and except as set forth in the Target REIT Charter with respect to Target REIT Preferred Stock. There are no agreements or understandings to which Target REIT is a party with respect to the voting of any shares of Target REIT Capital Stock or which restrict the transfer of any such shares, except as set forth in Target REIT's Organizational Documents. Except as with respect to options issued pursuant to Section 4.3, after the Closing, Acquiror REIT will have no obligation to issue, transfer or sell any shares of capital stock or other equity interest of Acquiror REIT pursuant to any Target REIT Benefit Plan.

     7.4. No Violation or Conflict by Contributor OP or Target REIT.

     Except as set forth on Schedule 7.4, the execution, delivery and performance of this Agreement by Contributor OP and Target REIT do not and will not conflict with or violate or constitute a breach or default under, (i) any law, judgment, order or decree binding on Target REIT or any of the Target REIT Subsidiaries, (ii) the Organizational Documents of Target REIT, Contributor OP, or Contributor CMBS OP, or (iii) any Contract to which Target REIT or any of the Target REIT Subsidiaries is a party or by which it is bound, the breach or default of which would have a Target REIT Material Adverse Effect.

     7.5. No Litigation.

     Except as set forth on Schedule 7.5, there is no litigation or governmental investigation pending or, to the Knowledge of Target REIT, proposed or threatened against Target REIT or any of the Target REIT Subsidiaries, that (a) is expected to have a Target REIT Material Adverse Effect, or (b) seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     7.6. Absence of Certain Changes.

     Except as set forth on Schedule 7.6, in the Target REIT SEC Documents, or as contemplated by this Agreement, since December 31, 1997, there has not been any sale, transfer or other disposition of material assets of Target REIT or the Target REIT Subsidiaries, except in the ordinary course of business consistent with past practice.

     7.7. Subsidiaries.

     All of the Target REIT Subsidiaries are disclosed on Schedule 7.7 hereto.
Schedule 7.7 also sets forth Target REIT's and Contributor OP's ownership of equity interests in the Target REIT Subsidiaries, and to the Knowledge of Target REIT, other Persons' ownership of equity interests in the Target REIT Subsidiaries. Except as set forth on Schedule 7.7, Target REIT and Contributor OP (directly or indirectly) have good and marketable title to all of the equity interests in each of the Target REIT Subsidiaries as indicated on Schedule 7.7 free and clear of all liens, claims and encumbrances. Except for the Target REIT Subsidiaries, Target REIT owns no ownership interest in any other corporation, partnership, joint venture or other business organization or entity.

     7.8. Contracts and Commitments.

     Except as set forth on Schedule 7.8, Target REIT and the Target REIT Subsidiaries are not a party to any Contract (a) involving remaining payment or guarantee of obligations by Target REIT or any Target REIT Subsidiary in excess of $25,000, or (b) with a remaining term in excess of one year and which cannot be canceled by Target REIT or a Target REIT Subsidiary without penalty on prior notice of 90 days or less. Schedule 7.8 sets forth the indebtedness (other than trade payables arising in the ordinary course of business and obligations under the Employee Benefit Plans) of Target REIT and the Target REIT Subsidiaries including the unpaid principal balance at March 31, 1998. With respect to each Contract listed on Schedule 7.8 hereto: (i) the Contract is in full force and effect, valid and enforceable in accordance with its terms, as limited by applicable bankruptcy, reorganization, moratorium, or similar laws and equitable principles affecting creditors' rights generally; (ii) neither Target REIT nor any Target REIT Subsidiary is in material default thereunder;
(iii) neither Target REIT nor any Target REIT Subsidiary has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Target REIT, in default in any respect, or has repudiated or waived any material provision thereunder. Except as disclosed on Schedule 7.8 hereto, all of the indebtedness set forth on
Schedule 7.8 hereto may be prepaid at borrower's sole option at any time without penalty or premium. Except as set forth in Schedule 7.8, neither Target REIT nor any Target REIT Subsidiary has entered into or is subject, directly or indirectly, to any Tax Protection Agreements. As used herein, a "Tax Protection Agreement" is an agreement, oral or written, (i) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Contributor OP, Contributor CMBS OP or any other Target REIT Subsidiary that is treated as a partnership for federal income tax purposes, and
(ii) that (A) prohibits or restricts in any manner the disposition of any assets of Target REIT or any Target REIT Subsidiary, (B) requires that Target REIT or any Target REIT Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Target REIT Hotels, or (C) requires that Target REIT or any Target REIT Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Target REIT or any Target REIT Subsidiary.

     7.9. Approvals and Consents.

     Except as set forth on Schedule 7.9, no consent, approval or authorization of, notice to, or filing with any governmental authority or any Person or entity not a party to this Agreement is required to be obtained by Target REIT or any Target REIT Subsidiary as a condition to the execution, delivery or performance of this Agreement by Contributor OP or Target REIT, except where the failure to obtain such consent, approval or authorization does not have a Target REIT Material Adverse Effect.

     7.10. Target REIT Employee Benefit Plans.

     (a) Disclosure. Schedule 7.10 hereto sets forth a summary description of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently or previously adopted, maintained by, sponsored in whole or in part by, contributed to, or required to be contributed to, by Target REIT or any Target REIT Subsidiary or any entity which is considered a member of the same controlled group as Target REIT under Section 4001 of ERISA or Section 414 of the Code or Section 302 of ERISA (whether or not waived) for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate.

     (b) Compliance with Law. The provisions of each Target REIT Employee Benefit Plan and, to the Knowledge of Target REIT, the administration of each Target REIT Employee Benefit Plan are and have been in all material respects in compliance with all applicable laws, and neither Target REIT nor any Target REIT Subsidiary has received any claim or notice alleging to the contrary with respect to any Target REIT Employee Benefit Plan.

     (c) Tax or Civil Liability. With respect to the Target REIT Employee Benefit Plans, neither Target REIT nor any of the Target REIT Subsidiaries has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code), for which there is not an exception, that could subject Target REIT or any

Target REIT Subsidiary to an excise tax under Code Section 4975 or civil liability under Section 502(i) of ERISA, except for a tax or liability that would not have a Target REIT Material Adverse Effect.

     (d) Claims and Liability. There is no action, claim or demand of any kind (other than routine claims for benefits) that has been brought or, to the Knowledge of Target REIT, threatened, against any Target REIT Employee Benefit Plan or the assets thereof, or against any fiduciary of any such Target REIT Employee Benefit Plan.

     (e) Multiemployer Plans. Target REIT and the Target REIT Subsidiaries neither maintain, participate in nor contribute to, and, except as set forth on
Schedule 7.10 hereto, have never maintained, participated in or contributed to, any "multiemployer plans" as defined in Section 3(37) of ERISA. Target REIT and the Target REIT Subsidiaries have no present liability under any multiemployer plan.

     (f) Reporting and Disclosure. Target REIT and the Target REIT Subsidiaries have complied in all material respects with the reporting and disclosure requirements of ERISA.

     7.11. SEC Documents; Financial Statements; Undisclosed Liabilities.

     The Target REIT SEC Documents constitute all forms, reports and documents required to be filed by Target REIT with the SEC under applicable law. All of the Target REIT SEC Documents (other than preliminary material) have been timely filed, and, as of their respective filing dates or effective dates, as applicable, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of the Target REIT SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Target REIT SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of Target REIT and the Target REIT Subsidiaries included in Target REIT SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Target REIT and the Target REIT Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in the consolidated financial statements of Target REIT and the Target REIT Subsidiaries included in the Target REIT SEC Documents or on Schedule 7.11, neither Target REIT nor any Target REIT Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Target REIT or in the notes thereto and which, individually or in the aggregate, would have a Target REIT Material Adverse Effect.

     7.12. No Special Taxes.

     Except as set forth in Schedule 7.12, neither Target REIT, Contributor OP, nor Contributor CMBS OP has knowledge of, nor has received any notice of, any special taxes or assessments relating to any of the Transferred Assets or any part thereof or any planned public improvements that may result in a special tax or assessment against a Target REIT Hotel which would have a Target REIT Material Adverse Effect.

     7.13. Compliance with Existing Laws.

     Except as set forth on Schedule 7.13, neither Target REIT nor any Target REIT Subsidiary has received any notice within the past twelve (12) months (or since commencement of development or the date of acquisition of any Target REIT Hotel if such development commenced or acquisition occurred within the past twelve (12) months) of any existing or threatened violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of any Target REIT Hotel or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof, except such violations as have been cured to the satisfaction of the relevant authority or would have no Target REIT Material Adverse Effect. Target REIT and each Target REIT Subsidiary have in effect all Permits necessary for them to own, lease, or operate the Target REIT Hotels and to carry on their businesses as now conducted, except for those Permits the absence of which would have no Material Adverse Effect on any Target REIT Hotel, and there has occurred no default under any such Permit other than defaults which, singly or in the aggregate, would have no Material Adverse Effect on any Target REIT Hotel. Except as disclosed on Schedule 7.13 hereto, neither Target REIT nor any Target REIT Subsidiary is in violation of any laws, orders, or Permits applicable to its business or employees conducting its business, except for violations which would not have a Target REIT Material Adverse Effect.

     7.14. Insurance.

     All of the Insurance Policies are listed on Schedule 7.14, and all such policies are valid and in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) through the Closing Date shall be paid by Contributor OP, Contributor CMBS OP or their lessees on or before the due date therefor.

     7.15. Condemnation Proceedings.

     Except as set forth on Schedule 7.15, neither Target REIT nor Contributor OP has received any notice of any condemnation or eminent domain proceeding pending or, to the Knowledge of Target REIT, threatened against the Transferred Assets or any material part thereof.

     7.16. Personal Property.

     Subject only to the Permitted Title Exceptions and the Assumed Liabilities, all of the Personal Property will be free and clear of all liens, encumbrances and charges on the Closing Date and the Target REIT Subsidiaries have good and marketable title thereto and the right to convey same in accordance with the terms of this Agreement (except for capital leases of personal property entered into in the ordinary cause of business). All of the Tangible Personal Property is in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business of the Target REIT Hotels consistent with past practices.

     7.17. Bankruptcy.

     No Act of Bankruptcy has occurred with respect to Target REIT or any Target REIT Subsidiary.

     7.18. Title to Real Property.

     Except for Permitted Title Exceptions and as set forth on Schedule 7.18, the Target REIT Subsidiaries are the sole owners of good and marketable title to the Real Property, free and clear of all liens, mortgages, security interests, leases (except ground and other leases noticed on Schedule 7.18), encumbrances, restrictions, conditions, and agreements. The Target REIT Subsidiaries have title insurance polices insuring their fee simple titles or leasehold interests, as the case may be, to the Target REIT Hotels.

     7.19. Zoning.

     Except as set forth on Schedule 7.19, to the Knowledge of Target REIT, the current use and occupancy of the Target REIT Hotels for hotel purposes are permitted under all laws applicable thereto.

     7.20. Hazardous Substances.

     To the Knowledge of Target REIT: except as set forth on Schedule 7.20, there are no (a) Hazardous Substances on, under or in the Target REIT Hotels, or any portion thereof, in violation of applicable law,

(b) spills, releases, discharges, or disposal of Hazardous Substances in violation of applicable law that have occurred or are presently occurring on or onto the Target REIT Hotels, or any portion thereof, or (c) PCB (polychlorinated biphenyls) transformers serving, or stored on, the Target REIT Hotels, or any portion thereof. To the Knowledge of Target REIT, Target REIT and the Target REIT Subsidiaries have complied with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances, except for violations that would not have a Target REIT Material Adverse Effect.

     7.21. Room Furnishings.

     All public spaces, lobbies, meeting rooms, and each room in each of the Target REIT Hotels available for guest rental is generally furnished in accordance with the applicable Franchisor's standards for the hotel and room type.

     7.22. Franchisors; Franchise Agreements.

     The Target REIT Hotels are currently operated pursuant to Franchise Agreements with the Franchisors as listed next to their name on Schedule 7.22.

     7.23. Mortgage Documents.

     All promissory notes, bonds and other evidences on indebtedness given by Target REIT or any Target REIT Subsidiary that are secured by mortgages or negative pledges encumbering the Real Property are listed on Schedule 7.23 (the "Mortgage Notes"), together with a description of the corresponding mortgage documents (the "Mortgages"). The Mortgage Documents are complete, are in full force and effect and have not been modified or supplemented, except as otherwise disclosed on Schedule 7.23, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default under any of the Mortgage Documents. Neither Target REIT, Contributor OP, nor Contributor CMBS OP has been advised nor have any of them received any notice asserting that a default exists under any of the Mortgage Documents.

     7.24. Opinion of Financial Advisor.

     Target REIT has retained Salomon Smith Barney Inc. to review the transactions contemplated by this Agreement and to issue an opinion to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Target REIT Capital Stock and the partners of Contributor OP, and Target REIT has received the opinion of Salomon Smith Barney Inc. to such effect and such opinion has not been withdrawn or materially modified.

     7.25. Financial Advisor.

     Except for fees payable to Salomon Smith Barney Inc., neither Target REIT nor any Target REIT Subsidiary is committed to pay any financial advisory, broker or finder fees or any similar fees in connection with the Mergers, the Asset Sale or the transactions contemplated by this Agreement.

     7.26. Acquiror REIT Share Ownership.

     Neither Target REIT nor any of the Target REIT Subsidiaries owns any shares of capital stock of Acquiror REIT or other securities convertible into any capital stock of Acquiror REIT.

     7.27. Related Party Transactions.

     Except for the Target REIT Employment Agreements, the Target REIT Options, Contributor OP Units, and the Target REIT Restricted Stock Grants, there are no arrangements, agreements or contracts entered into by Target REIT or any of the Target REIT Subsidiaries with any person who is an officer, director,

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

employee or affiliate of Target REIT or any of the Target REIT Subsidiaries, any relative of any of the foregoing persons or any entity of which any of the foregoing persons is an Affiliate.

     7.28. Takeover Statutes.

     Target REIT has taken all actions required of Target REIT to exempt the transactions contemplated hereby from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation ("Takeover Statutes").

     7.29. Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     For purposes of determining compliance with the HSR Act, Target REIT confirms that the conduct of its business, through the Target REIT Subsidiaries, consists solely of investing in, owning and operating, real estate assets and related personal property for the benefit of its Shareholders.

     7.30. Development.

     Set forth on Schedule 7.30 is a list of all material agreements entered into by Target REIT or any of the Target REIT Subsidiaries relating to the development, rehabilitation, capital improvement or construction of hotel properties or additions thereto or other real estate properties which development or construction has not been substantially completed as of the date of this Agreement. Schedule 7.30 provides a description of each of Target REIT's or its Subsidiaries' material development, rehabilitation, capital improvement and construction projects, including budgeted amounts and costs incurred to date for each such project.

     7.31. Tax Matters.

     Except as set forth in Schedule 7.31: (i) Target REIT and each of the Target REIT Subsidiaries (a) has timely filed all material Tax Returns required to be filed by any of them for tax periods ended prior to the date of this Agreement, or requests for extensions have been timely filed and any such request has been granted and has not expired, and all such tax returns are accurate and complete in all material respects, (b) has paid or accrued all Taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment or deficiency notice received by any of them, and (c) has properly accrued in accordance with and to the extent required by GAAP all Taxes for such periods and periods subsequent to the periods covered by such Tax Returns; (ii) neither Target REIT nor any of the Target REIT Subsidiaries has received any notice that any federal, state and local income, excise and franchise Tax Return of Target REIT or any such Target REIT Subsidiary has been or will be examined by any taxing authority; (iii) neither Target REIT nor any of its the Target REIT Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes; (iv) Target REIT (a) has qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1993, 1994, 1995, 1996 and 1997, and (b) has operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year ending on the date of the Effective Time; (v) each Target REIT Subsidiary that is a partnership, joint venture or limited liability company (A) has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation and (B) has not since the later of its formation or the acquisition by Target REIT of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Target REIT to violate Section 856(c)(5) of the Code; and (vi) neither Target REIT nor any of the Target REIT Subsidiaries holds any asset (a) the disposition of which could be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19, or (b) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. No Target REIT Subsidiary (other than Target C. Corp.) is a corporation (or an entity that would, under applicable federal income tax principles, be classified as an association taxable as a corporation). Neither Contributor OP nor Contributor CMBS OP is a publicly traded partnership within the meaning of Section 7704 of the Code. True, correct and complete copies of all federal, state and local income or franchise Tax Returns filed by Target

REIT and each of the Target REIT Subsidiaries and all communications with taxing authorities relating thereto have been made available to Acquiror REIT or its representatives.

     7.32. Convertible Securities.

     Except as set forth herein or in Schedule 7.32 hereto, Target REIT has no outstanding options, warrants, or other securities exercisable for, or convertible into, Target REIT Capital Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transaction contemplated hereby.

     7.33. Updating of Representations and Warranties.

     Between the date hereof and the Closing Date, Contributor OP and Target REIT will promptly disclose to Acquiror REIT any information which, to the Knowledge of Target REIT, (a) would render any representation or warranty of either of them under this Article VII untrue, (b) renders any information set forth in this Agreement no longer correct in all material respects, or (c) arises after the date hereof and which would have been required to be included in this Agreement if such information had existed on the date hereof.

     Each of the representations, warranties and covenants contained in this
Article VII and its various subparagraphs are intended for the benefit of Acquiror REIT, Acquiror OP and Merger Sub and may be waived in whole or in part, by Acquiror REIT, but only by an instrument in writing signed by Acquiror REIT. No investigation, audit, inspection, review or the like conducted by or on behalf of Acquiror REIT, Merger Sub or Acquiror OP shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that Acquiror REIT, Merger Sub and Acquiror OP have the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to Acquiror REIT, Merger Sub and Acquiror OP to execute this Agreement, agree to the Merger and to consummate the transactions contemplated by this Agreement.

     7.34. Reorganization.

     Neither Target REIT nor any Target REIT Subsidiary has taken any action, or agreed to take any action, or has any knowledge of any fact or circumstance that is reasonably likely to prevent the REIT Merger, from qualifying for treatment as a "reorganization" within the meaning of Section 368(a) of the Code.

     7.35. Intellectual Property.

     Schedule 7.35 contains a true, correct and complete listing of all trademarks, service marks, trade names, service names, patents, copyrights and computer software owned or licensed by or registered in the name of Target REIT or any Target REIT Subsidiary. Either Target REIT or any Target REIT Subsidiary, as shown therein, is the sole owner of all right, title and interest in all intellectual property described in Schedule 7.35 hereto, except and excluding proprietary rights that either Target REIT or any Target REIT Subsidiary are entitled to exercise and sublicense, by reason of license or otherwise, which are identified in Schedule 7.35 hereof. Except as provided on Schedule 7.35 hereof, neither Target REIT nor Contributing OP has any knowledge nor have they received any written notice to the effect that any service rendered by either Target REIT or any Target REIT Subsidiary with respect to their businesses infringes on any intellectual property right or other legally-protectable right of another Person.

     7.36. Employees.

     Except as set forth on Schedule 7.36 hereof, neither Target REIT nor any Target REIT Subsidiary has any written employment contract with any person currently engaged, or previously engaged, in the businesses of Target REIT nor any Target REIT Subsidiary. Schedule 7.36 lists all current employees of Target REIT and the Target REIT Subsidiaries, showing each such person's name and position.

     7.37. Labor Relations.

     Neither Target REIT nor any Target REIT Subsidiary is the subject of any litigation or governmental investigation asserting that Target REIT or any Target REIT Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel Target REIT or any Target REIT Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is Target REIT or any Target REIT Subsidiary a party to or bound by any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving Target REIT or any Target REIT Subsidiary, pending or, to the Knowledge of Target REIT, threatened, or, to the Knowledge of Target REIT, is there any activity involving Target REIT's or any Target REIT Subsidiary's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     7.38. Termination of Certain Target REIT Leases.

     Target REIT, Contributor OP and Contributor CMBS OP have entered into a letter agreement with the Target REIT Lessee dated October 17, 1997, a copy of which is attached as Exhibit G hereto (the "Lease Termination Agreement"), providing for the determination of certain amounts payable to the Target REIT Lessee or the Target REIT CMBS Lessee, as applicable, in connection with the termination by certain Target REIT Subsidiaries of the Target REIT Leases described on Schedule 7.38 on or before December 31, 1998. Schedule 7.38 sets forth the amounts determined pursuant to the Lease Termination Agreement for termination of each of such Target REIT Leases. Target REIT or the Target REIT Subsidiaries have the right to terminate such Target REIT Leases upon payment of the amounts set forth in Schedule 7.38 and in accordance with the notice and other provisions set forth in such Target REIT Leases.

                                  ARTICLE VIII

                REPRESENTATIONS AND WARRANTIES OF ACQUIROR REIT,
                           ACQUIROR OP AND MERGER SUB

     Acquiror REIT, Acquiror OP and Merger Sub hereby represent and warrant, jointly and severally, to Target REIT and Contributor OP that:

     8.1. Organization.

          (a) Acquiror REIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and is duly qualified as a foreign corporation to do business in, and is in good standing under the laws of, each jurisdiction in which the failure to qualify would have an Acquiror REIT Material Adverse Effect. Acquiror REIT has the power and authority to carry on its business as it is now being conducted and to own and lease its assets.

          (b) Each of the Acquiror REIT Subsidiaries is a corporation, limited liability company or limited partnership, as indicated on Schedule 8.7, duly organized, validly existing and in good standing under the laws of the state of its formation and is duly qualified as a foreign entity to do business in, and is in good standing under the laws of, each jurisdiction in which the failure to qualify would have an Acquiror REIT Material Adverse Effect. Each of the Acquiror REIT Subsidiaries has the power and authority to carry on its business as it is now being conducted and to own or lease its assets.

          (c) The copies of the Organizational Documents of Acquiror OP, Acquiror REIT and Merger Sub, which have heretofore been made available to Target REIT, are true, complete and correct copies of the Organizational Documents of Acquiror OP, Acquiror REIT and Merger Sub, as amended and in effect on the date hereof.

          (d) The copies of the Organizational Documents of the Acquiror REIT Subsidiaries, which have heretofore been made available to Target REIT, are true, complete and correct copies of such

     Organizational Documents of the Acquiror REIT Subsidiaries, as amended and in effect on the date hereof.

          (e) The copies of the minute books and records of the material proceedings of Acquiror REIT and the Acquiror REIT Subsidiaries, which have heretofore been made available to Target REIT, are copies of the original minute books and records of Acquiror REIT and the Acquiror REIT Subsidiaries, contain all proceedings of the Shareholders, members, partners, boards of directors and any committees thereof with respect to Acquiror REIT and the Acquiror REIT Subsidiaries prior to the date hereof, and are true, correct and complete in all material respects.

     8.2. Authorization; Enforceability.

     Each of Acquiror REIT and Merger Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to the approval of the issuance of Acquiror REIT Common Stock contemplated herein by the Shareholders of Acquiror REIT pursuant to applicable law and the rules of the NYSE. Acquiror OP has the partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject to approval of this Agreement and the OP Merger by the limited partners of Acquiror OP as required by the TRULPA. Subject to such Shareholder and limited partner approvals, this Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Acquiror OP, Acquiror REIT, Merger Sub and the other parties hereto and thereto, the valid and binding obligations of Acquiror OP, Acquiror REIT and Merger Sub, enforceable against Acquiror OP, Acquiror REIT and Merger Sub in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws or equitable principles affecting rights of creditors generally. All necessary action on the part of the board of directors of Acquiror REIT and the board of directors and Shareholders of Merger Sub and the general partner of Acquiror OP has been taken to authorize the execution and delivery of this Agreement and each agreement or instrument executed in connection herewith, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Acquiror REIT, Acquiror OP and Merger Sub.

     8.3. Capitalization.

     The authorized capital stock of Acquiror REIT consists of 50,000,000 shares of Acquiror REIT Common Stock and 10,000,000 shares of Acquiror REIT Preferred Stock. As of the date hereof, 36,234,030 shares of Acquiror REIT Common Stock are issued and outstanding and no shares of Acquiror REIT Preferred Stock are issued and outstanding. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock of Merger Sub, $.01 par value per share, 1,000 shares of which common stock are issued and outstanding. All such issued and outstanding shares of Acquiror REIT Common Stock and common stock of Merger Sub are validly issued, fully paid, nonassessable and were not issued in violation of any preemptive rights. An aggregate of 1,953,581 shares of Acquiror REIT Common Stock are reserved for issuance upon redemption of 1,953,581 outstanding Acquiror OP Units. Neither Acquiror REIT nor any of the Acquiror REIT Subsidiaries has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote with the Shareholders of Acquiror REIT on any matter. There are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Acquiror REIT or any of the Acquiror REIT Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest of Acquiror REIT or any of the Acquiror Subsidiaries, other than with respect to the Acquiror REIT Options, the Acquiror REIT Restricted Stock Grants described on Schedule 1.23 and the Acquiror OP Units described on
Schedule 8.7. Except as set forth on Schedule 8.3, there are no agreements or understandings to which Acquiror REIT is a party with respect to the voting of any shares of Acquiror REIT Common Stock or which restrict the transfer of any such shares, except as set forth in Acquiror REIT's Organizational Documents.

     8.4. No Violation or Conflict by Acquiror OP, Acquiror REIT or Merger Sub.

     Except as set forth on Schedule 8.4, the execution, delivery and performance of this Agreement by Acquiror OP, Acquiror REIT and Merger Sub do not and will not conflict with or violate or constitute a breach or default under, (i) any law, judgment, order or decree binding on Acquiror REIT or any of the Acquiror REIT Subsidiaries, (ii) the Organizational Documents of Acquiror REIT, Acquiror OP or Merger Sub, or (iii) any Contract to which Acquiror REIT or any of the Acquiror REIT Subsidiaries is a party or by which it is bound, the breach or default of which would have an Acquiror REIT Material Adverse Effect.

     8.5. No Litigation.

     Except as set forth on Schedule 8.5, there is no litigation or governmental investigation pending or, to the Knowledge of Acquiror REIT, proposed or threatened against Acquiror REIT or any of the Acquiror REIT Subsidiaries, that
(a) is expected to have an Acquiror REIT Material Adverse Effect, or (b) seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     8.6. Absence of Certain Changes.

     Except as set forth on Schedule 8.6, in the Acquiror REIT SEC Documents, or as contemplated by this Agreement, since December 31, 1997, there has not been any sale, transfer or other disposition of material assets of Acquiror REIT or the Acquiror REIT Subsidiaries, except in the ordinary course of business consistent with past practice.

     8.7. Subsidiaries.

     All of the Acquiror REIT Subsidiaries are disclosed on Schedule 8.7.
Schedule 8.7 also sets forth Acquiror REIT's and Acquiror OP's ownership of equity interests in the Acquiror REIT Subsidiaries, and, to the Knowledge of Acquiror REIT, other Persons' ownership of equity interests in the Acquiror REIT Subsidiaries. Except as set forth on Schedule 8.7, Acquiror REIT and Acquiror OP (directly or indirectly) have good and marketable title to all of the equity interests in each of the Acquiror REIT Subsidiaries as indicated on Schedule 8.7 free and clear of all liens, claims and encumbrances. Except for the Acquiror REIT Subsidiaries, Acquiror REIT owns no ownership interest in any other corporation, partnership, joint venture or other business organization or entity.

     8.8. Contracts and Commitments.

     Except as set forth on Schedule 8.8, Acquiror REIT and the Acquiror REIT Subsidiaries are not a party to any Contract (a) involving remaining payment or guarantee of obligations by Acquiror REIT or any Acquiror REIT Subsidiary in excess of $25,000, or (b) with a remaining term in excess of one year and which cannot be canceled by Acquiror REIT or an Acquiror REIT Subsidiary without penalty on prior notice of 90 days or less. Schedule 8.8 sets forth the indebtedness (other than trade payables arising in the ordinary course of business and obligations under the Employee Benefit Plans) of Acquiror REIT and the Acquiror REIT Subsidiaries, including the unpaid principal balance at March 31, 1998. With respect to each Contract listed on Schedule 8.8 hereto: (i) the Contract is in full force and effect, valid and enforceable in accordance with its terms, as limited by applicable bankruptcy, reorganization, moratorium, or similar laws and equitable principles affecting creditors' rights generally;
(ii) neither Acquiror REIT nor any Acquiror REIT Subsidiary is in material default thereunder; (iii) neither Acquiror REIT nor any Acquiror REIT Subsidiary has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Acquiror REIT, in default in any respect, or has repudiated or waived any material provision thereunder. Except as set forth in Schedule 8.8, neither Acquiror REIT nor any Acquiror REIT Subsidiary has entered into or is subject, directly or indirectly, to any Tax Protection Agreements. As used herein, a "Tax Protection Agreement" is an agreement, oral or written, (i) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Acquiror OP or any other Acquiror REIT

Subsidiary that is treated as a partnership for federal income tax purposes, and
(ii) that (A) prohibits or restricts in any manner the disposition of any assets of Acquiror REIT or any Acquiror REIT Subsidiary, (B) requires that Acquiror REIT or any Acquiror REIT Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Acquiror REIT Hotels, or (C) requires that Acquiror REIT or any Acquiror REIT Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Acquiror REIT or any Acquiror REIT Subsidiary.

     8.9. Approvals and Consents.

     Except as set forth on Schedule 8.9, no consent, approval, or authorization of, notice to, filing with any governmental authority or any Person or entity not a party to this Agreement is required to be obtained by Acquiror REIT or any Acquiror REIT Subsidiary as a condition to the execution, delivery or performance of this Agreement by Acquiror OP, Acquiror REIT or Merger Sub, except where the failure to obtain such consent, approval or authorization does not have an Acquiror REIT Material Adverse Effect.

     8.10. Acquiror REIT Employee Benefit Plans.

     (a) Disclosure. Schedule 8.10 hereto sets forth a summary description of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently or previously maintained by, sponsored in whole or in part by, or contributed to, or required to be contributed to, by Acquiror REIT or any Acquiror REIT Subsidiary or any entity which is considered a member of the same controlled group as Acquiror REIT under Section 4001 of ERISA or Section 414 of the Code or Section 302 of ERISA (whether or not waived) for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate.

     (b) Compliance with Law. The provisions of each Acquiror REIT Employee Benefit Plan and, to the Knowledge of Acquiror REIT, the administration of each Acquiror REIT Employee Benefit Plan are and have been in all material respects in compliance with all applicable laws, and neither Acquiror REIT nor any Acquiror REIT Subsidiary has received any claim or notice alleging to the contrary with respect to any Acquiror REIT Employee Benefit Plan.

     (c) Tax or Civil Liability. With respect to the Acquiror REIT Employee Benefit Plans, neither Acquiror REIT nor any of the Acquiror REIT Subsidiaries has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code), for which there is not an exception, that could subject Acquiror REIT or any Acquiror REIT Subsidiary to an excise tax under Code Section 4975 or civil liability under Section 502(i) of ERISA, except for a tax or liability that would not have an Acquiror REIT Material Adverse Effect.

     (d) Claims and Liability. There is no action, claim or demand of any kind (other than routine claims for benefits) that has been brought or, to the Knowledge of Acquiror REIT, threatened, against any Acquiror REIT Employee Benefit Plan or the assets thereof, or against any fiduciary of any such Acquiror REIT Employee Benefit Plan.

     (e) Multiemployer Plans. Acquiror REIT and the Acquiror REIT Subsidiaries neither maintain nor participate in, and, except as set forth on Schedule 8.10 hereto, have never maintained or participated in, any "multiemployer plans" as defined in Section 3(37) of ERISA. Acquiror REIT and the Acquiror REIT Subsidiaries have no present liability under any multiemployer plan.

     (f) Reporting and Disclosure. Acquiror REIT and the Acquiror REIT Subsidiaries have complied in all material respects with the reporting and disclosure requirements of ERISA.

     8.11. SEC Documents; Financial Statement; Undisclosed Liabilities.

     The Acquiror REIT SEC Documents constitute all forms, reports and documents required to be filed by Acquiror REIT with the SEC under applicable law. All of the Acquiror REIT SEC Documents (other than preliminary material) have been timely filed, and, as of their respective filing dates or effective dates, as applicable, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of the Acquiror REIT SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Acquiror REIT SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of Acquiror REIT and the Acquiror REIT Subsidiaries included in Acquiror REIT SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Acquiror REIT and the Acquiror REIT Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in the consolidated financial statements of Acquiror REIT and the Acquiror REIT Subsidiaries included in the Acquiror REIT SEC Documents or on Schedule 8.11, neither Acquiror REIT nor any Acquiror REIT Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Acquiror REIT or in the notes thereto and which, individually or in the aggregate, would have an Acquiror REIT Material Adverse Effect.

     8.12. Title to Properties and Assets.

     Except as set forth on Schedule 8.12, the Acquiror REIT Subsidiaries are the sole owners of good and marketable title to the Acquiror REIT Hotels and other assets of Acquiror OP, free and clear of all liens, mortgages, security interests, leases (except ground and other leases noticed on Schedule 8.12), encumbrances, restrictions, conditions and agreements. Acquiror OP has title insurance policies insuring its fee simple titles or leasehold interests, as the case may be, to the Acquiror REIT Hotels.

     8.13. Insurance.

     All of the insurance policies with respect to the Acquiror REIT Hotels are listed on Schedule 8.13, and all such policies are valid and in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by Acquiror OP or its lessee on or before the due date therefor.

     8.14. Personal Property.

     Except as disclosed in the consolidated financial statements of Acquiror REIT and the Acquiror REIT Subsidiaries included in the Acquiror REIT SEC Documents or on Schedule 8.14, each of Acquiror OP and the Acquiror Subsidiaries has good and marketable title to all of the machinery, equipment, materials, supplies and other personal property of every kind, tangible or intangible, shown as assets in its records and books of account, free and clear of all liens, encumbrances and charges (except for capital leases of personal property entered into in the ordinary cause of business). All of such tangible personal property is in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business of the Acquiror REIT Hotels consistent with past practices.

     8.15. Bankruptcy.

     No Act of Bankruptcy has occurred with respect to Acquiror REIT or any Acquiror REIT Subsidiary.

     8.16. Zoning.

     Except as set forth on Schedule 8.16, to the Knowledge of Acquiror REIT, the current use and occupancy of the Acquiror REIT Hotels for hotel purposes are permitted under all laws applicable thereto.

     8.17. Hazardous Substances.

     To the Knowledge of Acquiror REIT: except as set forth on Schedule 8.17, there are no (a) Hazardous Substances on, under or in the Acquiror REIT Hotels, or any portion thereof, in violation of applicable law, (b) spills, releases, discharges, or disposal of Hazardous Substances in violation of applicable law that have occurred or are presently occurring on or onto any of the Acquiror REIT Hotels, or any portion thereof, or (c) PCB (polychlorinated biphenyls) transformers serving, or stored on, any Acquiror REIT Hotels, or any portion thereof. To the Knowledge of Acquiror REIT, Acquiror REIT and the Acquiror REIT Subsidiaries have complied with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances, except for violations which would not have an Acquiror REIT Material Adverse Effect.

     8.18. Leases.

     Each Acquiror REIT Lease is in full force and effect, valid and enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws and equitable principles affecting creditors' rights generally and (b) as may be limited in the jurisdiction where the relevant Acquiror REIT Hotel is located if such limitation would not deprive the Acquiror REIT Subsidiaries, in total, of the principal benefits contemplated by the Acquiror REIT Leases; and no Acquiror REIT Subsidiary is in material default under any Acquiror REIT Lease, no Acquiror Subsidiary has repudiated or waived any material provision of any such Acquiror REIT Lease, and no other party to any such Acquiror REIT Lease is, to the Knowledge of Acquiror REIT, in default in any respect, or has repudiated or waived any material provision thereunder. No event or occurrence exists which with notice or the passage of time, or both, would constitute an event of default under any Acquiror REIT Lease. The Acquiror REIT Leases will not adversely affect the tax qualification of Acquiror REIT as a REIT for federal income tax purposes.

     8.19. Opinion of Financial Advisor.

     Acquiror REIT has retained Morgan Keegan & Company, Inc. to review the transactions contemplated by this Agreement and to issue an opinion to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Acquiror REIT Common Stock and the partners of Acquiror OP, and Acquiror REIT has received the opinion of Morgan Keegan & Company, Inc. to such effect and such opinion has not been withdrawn or materially modified.

     8.20. Financial Advisor.

     Except for fees payable to Bear, Stearns & Co., Inc. and Morgan Keegan & Company, Inc., Acquiror REIT is not committed to pay any financial advisory, broker or finder fees or any similar fees in connection with the Mergers, the Asset Sale or the transactions contemplated by this Agreement.

     8.21. Target REIT Share Ownership.

     Neither Acquiror REIT nor any of the Acquiror REIT Subsidiaries owns any shares of capital stock of Target REIT or other securities convertible into capital stock of Target REIT.

     8.22. Related Party Transactions.

     Except for the Acquiror REIT Employment Agreements, the Acquiror REIT Options, Acquiror OP Units and the Acquiror REIT Restricted Stock Grants, there are no arrangements, agreements, or contracts entered into by Acquiror REIT or any of the Acquiror REIT Subsidiaries with any person who is an officer, director, employee or affiliate of Acquiror REIT or any of the Acquiror REIT Subsidiaries, any relative of any of the foregoing persons or any entity of which any of the foregoing persons is an Affiliate.

     8.23. Takeover Statutes.

     Acquiror REIT and Merger Sub have taken all actions required of Acquiror REIT and Merger Sub to exempt the transactions contemplated hereby from the operation of any Takeover Statutes.

     8.24. Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     For purposes of determining compliance with the HSR Act, Acquiror REIT and Merger Sub confirm that the conduct of their business, through the Acquiror REIT Subsidiaries, consists solely of investing in, owning and operating, real estate, assets and related personal property for the benefit of the Shareholders of Acquiror REIT.

     8.25. Development.

     Set forth on Schedule 8.25 is a list of all material agreements entered into by Acquiror REIT or any of the Acquiror REIT Subsidiaries relating to the development, rehabilitation, capital improvement or construction of hotel properties or additions thereto or other real estate properties which development or construction has not been substantially completed as of the date of this Agreement. Schedule 8.25 provides a description of each of Acquiror REIT's or its Subsidiaries' material development, rehabilitation, capital improvement and construction projects, including budgeted amounts and costs incurred to date for each such project.

     8.26. Tax Matters.

     Except as set forth in Schedule 8.26, (i) Acquiror REIT and each of the Acquiror REIT Subsidiaries (a) has timely filed all material Tax Returns required to be filed by any of them for tax periods ended prior to the date of this Agreement, or requests for extensions have been timely filed and any such request has been granted and has not expired, and all such tax returns are accurate and complete in all material respects, (b) has paid or accrued all Taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment or deficiency notice received by any of them, and (c) has properly accrued in accordance with and to the extent required by GAAP all Taxes for such periods and periods subsequent to the periods covered by such Tax Returns; (ii) neither Acquiror REIT nor any of the Acquiror REIT Subsidiaries has received any notice that any federal, state and local income, excise and franchise Tax Return of Acquiror REIT or any such Acquiror REIT Subsidiary has been or will be examined by any taxing authority; (iii) neither Acquiror REIT nor any of the Acquiror REIT Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes; (iv) Acquiror REIT (a) has qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1994, 1995, 1996 and 1997, and (b) has operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year ending after the Closing Date; (v) each Acquiror REIT Subsidiary that is a partnership, joint venture or limited liability company (A) has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation and (B) has not since the later of its formation or the acquisition by Acquiror REIT of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Acquiror REIT to violate Section 856(c)(5) of the Code; (vi) Acquiror REIT represents that each of the Acquiror REIT Subsidiaries which is a corporation for federal income tax purposes and of which all the outstanding capital stock is owned solely by Acquiror REIT (or by Acquiror REIT and one or more of the Acquiror REIT Subsidiaries or by one or more of the Acquiror REIT

Subsidiaries) is a "Qualified REIT Subsidiary" as defined in Section 856 of the Code; and (vi) neither Acquiror REIT nor any of the Acquiror REIT Subsidiaries holds any asset, (a) the disposition of which could be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19, or (b) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. No Acquiror REIT Subsidiary (other than Acquiror C. Corp.) is a corporation (or an entity that would, under applicable federal income tax principles, be classified as an association taxable as a corporation). Acquiror OP is not a publicly traded partnership within the meaning of Section 7704 of the Code. True, correct and complete copies of all federal, state and local income or franchise Tax Returns filed by Acquiror REIT and each of the Acquiror REIT Subsidiaries and all communications with taxing authorities relating thereto have been made available to Target REIT or its representatives.

     8.27. Convertible Securities.

     Except as set forth herein or in Schedule 8.27 hereto, Acquiror REIT has no outstanding options, warrants or other securities exercisable for, or convertible into, Acquiror REIT Common Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     8.28. Acquiror REIT Common Stock.

     Acquiror REIT has reserved for issuance a sufficient number of shares of Acquiror REIT Common Stock to perform its obligations hereunder. The issuance and delivery by Acquiror REIT of shares of Acquiror REIT Common Stock in connection with the REIT Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of Acquiror REIT, except for the approval of such issuance and delivery by Acquiror REIT's Shareholders as contemplated by this Agreement. The shares of Acquiror REIT Common Stock to be issued in connection with the REIT Merger, when issued in accordance with the terms of this Agreement and the Plan of Merger, will be validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights.

     8.29. Interim Operations of Merger Sub.

     Merger Sub was formed solely for the purpose of engaging in the REIT Merger and has not engaged in any business activities or conducted any operations other than as contemplated by this Agreement.

     8.30. Updating of Representations and Warranties.

     Between the date hereof and the Closing Date, Acquiror OP, Acquiror REIT and Merger Sub will promptly disclose to Target REIT any information which, to the Knowledge of Acquiror REIT, (a) would render any representation or warranty of any of them under this Article VIII untrue, (b) renders any information set forth in this Agreement no longer correct in all material respects, or (c) arises after the date hereof and which would have been required to be included in this Agreement if such information had existed on the date hereof.

     Each of the representations, warranties and covenants contained in this
Article VIII and its various subparagraphs are intended for the benefit of Target REIT and Contributor OP and may be waived in whole or in part, by Target REIT, but only by an instrument in writing signed by Target REIT. No investigation, audit, inspection, review or the like conducted by or on behalf of Target REIT or Contributor OP shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that Target REIT and Contributor OP have the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to Target REIT and Contributor OP to execute this Agreement, agree to the Mergers and to consummate the transactions contemplated by this Agreement.

     8.31. Reorganization.

     Neither Acquiror REIT nor any Acquiror REIT Subsidiary has taken any action, or agreed to take any action, or has any knowledge of any fact or circumstance that is reasonably likely to prevent the REIT Merger, from qualifying for treatment as a "reorganization" within the meaning of Section 368(a) of the Code.

     8.32. Intellectual Property.

     Schedule 8.32 contains a true, correct and complete listing of all trademarks, service marks, trade names, service names, patents, copyrights and computer software owned or licensed by or registered in the name of Acquiror REIT or any Acquiror REIT Subsidiary. Either Acquiror REIT or any Acquiror REIT Subsidiary, as shown therein, is the sole owner of all right, title and interest in all intellectual property described in Schedule 8.32 hereto, except and excluding proprietary rights that either Acquiror REIT or any Acquiror REIT Subsidiary are entitled to exercise and sublicense, by reason of license or otherwise, which are identified in Schedule 8.32 hereof. Except as provided on
Schedule 8.32 hereof, neither Acquiror REIT nor Acquiror OP has any knowledge nor have they received any written notice to the effect that any service rendered by either Acquiror REIT or any Acquiror REIT Subsidiary with respect to their businesses infringes on any intellectual property right or other legally-protectable right of another Person.

     8.33. Employees.

     Except as set forth on Schedule 8.33 hereof, neither Acquiror REIT nor any Acquiror REIT Subsidiary has any written employment contract with any person currently engaged, or previously engaged, in the businesses of Acquiror REIT nor any Acquiror REIT Subsidiary.

     8.34. Labor Relations.

     Neither Acquiror REIT nor any Acquiror REIT Subsidiary is the subject of any litigation or governmental investigation asserting that Acquiror REIT or any Acquiror REIT Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel Acquiror REIT or any Acquiror REIT Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is Acquiror REIT or any Acquiror REIT Subsidiary a party to or bound by any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving Acquiror REIT or any Acquiror REIT Subsidiary, pending or, to the Knowledge of Acquiror REIT, threatened, or, to the Knowledge of Acquiror REIT, is there any activity involving Acquiror REIT's or any Acquiror REIT Subsidiary's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     8.35. No Special Taxes.

     Except as set forth in Schedule 8.35, neither Acquiror REIT nor Acquiror OP has knowledge of, nor has received any notice of, any special taxes or assessments relating to any of the Acquiror REIT Hotels or any part thereof or any planned public improvements that may result in a special tax or assessment against an Acquiror REIT Hotel which would have an Acquiror REIT Material Adverse Effect.

     8.36. Compliance with Existing Laws.

     Except as set forth on Schedule 8.36, neither Acquiror REIT nor any Acquiror REIT Subsidiary has received notice within the past twelve (12) months (or since commencement of development or the date of acquisition of any Acquiror REIT Hotel if such development commenced or acquisition occurred within the past twelve (12) months) of any existing or threatened violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of an Acquiror REIT Hotel or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof, except such violations as have been cured to the satisfaction of the relevant authority or would have no

Acquiror REIT Material Adverse Effect. Acquiror REIT and each Acquiror REIT Subsidiary have in effect all Permits necessary for them to own, lease, or operate the Acquiror REIT Hotels and to carry on their businesses as now conducted, except for those Permits the absence of which would have no Material Adverse Effect on any Acquiror REIT Hotel, and there has occurred no default under any such Permit other than defaults which, singly or in the aggregate, would have no Material Adverse Effect on any Acquiror REIT Hotel. Except as disclosed on Schedule 8.36 hereto, neither Acquiror REIT nor any Acquiror REIT Subsidiary is in violation of any laws, orders, or Permits applicable to its business or employees conducting its business, except for violations which would not have an Acquiror REIT Material Adverse Effect.

     8.37. Condemnation Proceedings.

     Except as set forth on Schedule 8.37, neither Acquiror REIT nor Acquiror OP has received notice of any condemnation or eminent domain proceeding pending or, to the Knowledge of Acquiror REIT, threatened against the Acquiror REIT Hotels or any material part thereof.

     8.38. Room Furnishings.

     All public spaces, lobbies, meeting rooms, and each room in each of the Acquiror REIT Hotels available for guest rental is generally furnished in accordance with the applicable franchisor's standards for the hotel and room type.

     8.39. Franchisors; Franchise Agreements.

     The Acquiror REIT Hotels are currently operated pursuant to franchise agreements with the franchisors as listed next to their name on Schedule 8.39.

     8.40. Mortgage Documents.

     All promissory notes, bonds and other evidences of indebtedness given by Acquiror REIT or any Acquiror REIT Subsidiary that are secured by mortgages or negative pledges encumbering the Acquiror REIT Hotels are listed on Schedule 8.40, together with a description of the corresponding mortgage documents. Such mortgage documents are complete, are in full force and effect and have not been modified or supplemented, except as otherwise disclosed on Schedule 8.40, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default under any of such mortgage documents. Neither Acquiror REIT nor Acquiror OP has been advised nor received any notice asserting that a default exists under any of such mortgage documents.

     8.41. New Leases.

     Acquiror REIT and Acquiror OP will use their good faith best efforts, and will cause Acquiror CMBS OP to use its good faith best efforts, to enter into new leases with respect to the Target REIT Hotels described on Schedule 7.38 (as soon as practical after the date hereof concerning those hotels owned by Contributor CMBS OP) on terms reasonably acceptable to Acquiror REIT effective as of the Closing Date and will keep Target REIT and Contributor OP advised as to the status of negotiations as to such new leases.

                                   ARTICLE IX

                        CONDITIONS PRECEDENT TO CLOSING

     9.1. Conditions Precedent to Obligations of Parties.

     The respective obligations of each party hereto to consummate the Mergers, the Asset Sale and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved by the Shareholders of Target REIT and the Shareholders of Acquiror REIT in the manner required by the Acquiror REIT Charter, the Target REIT Charter and by applicable law and applicable regulations of the NYSE.

          (b) Each party hereto shall have obtained reasonable evidence of the OP Partner Approvals.

          (c) No order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States governmental authority which prohibits the consummation of the Mergers, the Asset Sale and the other transactions contemplated hereby; provided, however, that in case of the existence of such order, decree or injunction, the parties hereto shall use their reasonable best efforts to have any such order, decree or injunction vacated or reversed.

          (d) All applicable requirements under state securities or Takeover Statutes, if any, relating to the issuance and trading of the shares of Acquiror REIT Common Stock issuable hereunder, shall have been satisfied.

          (e) Any waiting period applicable to the Mergers under the HSR Act, as applicable, shall have terminated or expired.

          (f) The Form S-4 shall have become effective under the Securities Act and no stop order with respect thereto shall be in effect.

          (g) Acquiror REIT shall have obtained the approval for the listing of the shares Acquiror REIT Common Stock issuable hereunder on the NYSE, subject to official notice of issuance.

          (h) The Average Price shall be equal to or greater than $14.00.

          (i) Acquiror OP and Acquiror CMBS OP shall have entered into new leases with respect to the Target REIT Hotels described on Schedule 7.38 effective as of the Closing Date on terms reasonably acceptable to Acquiror REIT.

          (j) Each party hereto shall have obtained any and all consents, approvals, authorizations, clearances, exemptions or waivers by any Person pursuant to any Contract, law, order or Permit required for consummation of the Mergers, the Asset Sale or any of the other transactions contemplated herein, or for the prevention of a default under any Contract or Permit of such party which, if not obtained or made, is reasonably likely to have a Material Adverse Effect on such party.

          (k) The Closing shall have occurred on or before October 15, 1998.

     9.2. Conditions Precedent to the Obligations of Acquiror OP, Acquiror REIT and Merger Sub.

     Each and every obligation hereunder of Acquiror OP, Acquiror REIT and Merger Sub to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the express conditions precedent set forth below:

          (a) Target REIT and Contributor OP shall have performed and complied in all material respects with all of their obligations under this Agreement that are to be performed or complied with by them prior to or on the Closing Date.

          (b) All proceedings, corporate, partnership or other, to be taken by or at the direction of Target REIT and Contributor OP in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Acquiror REIT, Acquiror OP and Merger Sub, and Target REIT and Contributor OP shall have made available to Acquiror REIT, Merger Sub and Acquiror OP for examination the originals or complete, true and correct copies of all documents that Acquiror REIT, Acquiror OP and Merger Sub may reasonably request in connection with the transactions contemplated by this Agreement.

          (c) No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          (d) The representations and warranties made by Contributor OP and Target REIT in this Agreement shall be true and correct in all material respects as of the Effective Time with the same force and effect as though such representations and warranties had been made on the and as of the Effective Time (with such exceptions, if any, necessary to give effect to events or transactions contemplated hereby and provided that representation and warranties which are confined to a specific date shall speak only as of such date), except where the failure to be true and correct does not have a Target REIT Material Adverse Effect.

          (e) Acquiror REIT shall have received the opinion of Baker, Donelson, Bearman & Caldwell, counsel to Acquiror REIT, Acquiror OP and Merger Sub, dated the Closing Date, to the effect that (i) the REIT Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Acquiror REIT and Target REIT will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized for federal income tax purposes by Acquiror REIT, Merger Sub, or Target REIT, on consummation of the REIT Merger. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers of Acquiror REIT and Target REIT and shall be entitled to assume that the covenants of Section 10.14 shall be fully complied with.

          (f) Acquiror REIT shall have received (i) an opinion of Hunton & Williams, dated as of the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1993, Target REIT was organized and has operated in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations) and (ii) an opinion of Baker, Donelson, Bearman & Caldwell, dated as of the Closing Date, to the effect that, commencing with its taxable year ending December 31, 1994, Acquiror REIT was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the REIT Merger, Acquiror REIT's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinion of counsel to Target REIT described in clause (i) above).

          (g) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Target REIT and the Target REIT Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Target REIT Material Adverse Effect, other than any such change that affects both Target REIT and Acquiror REIT in a substantially similar manner.

          (h) Acquiror REIT shall have received the opinion of Hunton & Williams, counsel to Target REIT and Contributor OP, dated the Closing Date, as to the matters set forth in Exhibit C.

          (i) Target REIT and Contributor OP shall have delivered to Acquiror REIT an officer's certificate, given as of the Effective Time, in substantially the form attached hereto as Exhibit D.

          (j) Contributor OP shall have delivered to Acquiror OP, on or before the Effective Time, all of the documents and other information required of Contributor OP and Contributor CMBS OP pursuant to Section 2.6.

          (k) Good and marketable fee simple title to the Real Property shall be insurable as such by the Title Company subject only to Permitted Title Exceptions.

          (l) Acquiror REIT shall have received from Target REIT the executed Articles of Merger.

          (m) Acquiror REIT shall have received copies of resignations by each director and officer of Target REIT and the Target REIT Subsidiaries.

          (n) All of the shares of capital stock of the Target C Corp. owned by Mr. Solmson shall have been transferred to Acquiror REIT, or its designees or assigns, in accordance with the Stock Purchase Agreement.

          (o) Acquiror REIT shall have received from Contributor CMBS OP the executed CMBS Agreement of Merger.

     9.3. Conditions Precedent to the Obligations of Contributor OP and Target REIT.

     Each and every obligation hereunder of Contributor OP and Target REIT to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the express conditions precedent set forth below:

          (a) Acquiror OP, Acquiror REIT and Merger Sub shall have performed and complied in all material respects with all of their obligations under this Agreement that are to be performed or complied with by them prior to or on the Closing Date.

          (b) All proceedings, corporate, partnership or other, to be taken by or at the direction of Acquiror OP, Acquiror REIT and Merger Sub in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Target REIT and Contributor OP, and Acquiror REIT, Acquiror OP and Merger Sub shall have made available to Target REIT and Contributor OP for examination the originals or complete, true and correct copies of all documents that Target REIT and Contributor OP may reasonably request in connection with the transactions contemplated by this Agreement.

          (c) No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          (d) The representations and warranties made by Acquiror OP, Acquiror REIT and Merger Sub in this Agreement shall be true and correct in all material respects as of the Effective Time with the same force and effect as though such representations and warranties had been made on and as of the Effective Time (with such exceptions, if any, necessary to give effect to events or transactions contemplated hereby and provided that representations and warranties which are confined to a specific date shall speak only as of such date), except where the failure to be true and correct does not have an Acquiror REIT Material Adverse Effect.

          (e) Target REIT shall have received the opinion of Hunton & Williams, counsel to Target REIT and Contributor OP, dated the Closing Date, to the effect that (i) the REIT Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Acquiror REIT and Target REIT will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (iii) the exchange in the REIT Merger of Acquiror REIT Common Stock for Target REIT Capital Stock will not give rise to gain or loss to the Shareholders of Target REIT with respect to such exchange (except with respect to the receipt of cash in lieu of fractional shares), (iv) the transfer by Contributor OP of all of its assets to Acquiror OP in exchange for limited partnership interests in Acquiror OP will not cause Contributor OP to recognize gain or loss for federal income tax purposes

     (except to the extent that Contributor OP receives cash in the exchange), and (v) the distribution by Contributor OP of limited partnership interests in Acquiror OP will not cause the partners of Contributor OP to recognize gain or loss for federal income tax purposes (except to the extent that the partners of Contributor OP receive cash in the distribution). In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers of Acquiror REIT and Target REIT and shall be entitled to assume that the covenants of Section
     10.14 shall be fully complied with.

          (f) Target REIT shall have received an opinion of Baker, Donelson, Bearman & Caldwell, dated as of the Closing Date, that, commencing with its taxable year ended December 31, 1994, Acquiror REIT was organized and has operated in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations).

          (g) From the date of the Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Acquiror REIT and the Acquiror REIT Subsidiaries, taken as a whole, that would have or would be reasonably likely to have an Acquiror REIT Material Adverse Effect, other than any such change that affects both Acquiror REIT and Target REIT in a substantially similar manner.

          (h) Target REIT shall have received the opinion of Baker, Donelson, Bearman & Caldwell, counsel to Acquiror REIT, Merger Sub and Acquiror OP, dated the Closing Date, as to the matters set forth in Exhibit E.

          (i) Acquiror REIT, Acquiror OP and Merger Sub shall have delivered to Target REIT an officer's certificate, given as of the Effective Time, in substantially the form attached hereto as Exhibit F.

          (j) Target REIT shall have received from Merger Sub the executed Articles of Merger and from Acquiror OP and Acquiror CMBS OP the Certificates of Merger.

          (k) Target REIT shall have received from Acquiror CMBS OP the executed CMBS Agreement of Merger.

                                   ARTICLE X

                                   COVENANTS
     10.1. Acquisition Proposals.

     Prior to the Effective Time, Acquiror REIT and Target REIT each agree (a) that neither of them nor any of their Subsidiaries' shall, and each of them shall direct and use its reasonable best efforts to cause its or any of its Subsidiaries' respective officers, directors, trustees, partners, employees, agents, affiliates and representatives (including, without limitation, any investment banker, financial adviser, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its Shareholders) by any Person with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase by any Person of all or any significant portion of the assets or any equity securities (or any debt securities convertible into equity securities) of, such party or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal" and any such proposed transaction being hereinafter referred to as a "Competing Transaction"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;
(b) that it or any of its Subsidiaries will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing and each will take, or cause its Subsidiaries to take, the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 10.1; and (c) that it will notify the other party, in writing in accordance with
Section 12.2, immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of its Subsidiaries; provided, however, that nothing contained in this Section 10.1 shall prohibit the Board of Directors of such party from (i) furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of such party determines in good faith based on the written advice of counsel that such action is required for the Board of Directors to comply with its fiduciary duties to Shareholders, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, such party provides written notice to the other parties to this Agreement to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person, and (C) subject to any confidentiality agreement with such Person (which such party determined in good faith was required to be executed in order for the Board of Directors to comply with its fiduciary duties to Shareholders imposed by law as advised by counsel in writing), such party keeps the other parties to this Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     Nothing in this Section 10.1 shall (x) permit any party hereto to terminate this Agreement (except as specifically provided in Article XI hereof), (y) permit any party hereto to enter into any agreement with respect to an Acquisition Proposal or with respect to any Competing Transaction during the term of this Agreement (it being agreed that during the term of this Agreement, no party hereto shall enter into any agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal or with respect to any Competing Transaction (other than a confidentiality agreement in customary form)), or (z) affect any other obligation under this Agreement of any party hereto.

     10.2. Conduct of Businesses.

          (a) Prior to the Effective Time, except as otherwise contemplated by this Agreement, unless the other party has consented in writing thereto, Acquiror REIT and Target REIT:

             (i) Shall use their reasonable efforts, and shall cause each of their respective Subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

             (ii) Shall confer on a regular basis with one or more representatives of the other party to report operational matters of materiality and, subject to Sections 10.2(b)(v) and 10.2(c)(v), any proposals to engage in material transactions;

             (iii) Shall promptly notify the other party of any material emergency or other material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein;

             (iv) Shall set the record date for the quarterly dividend payable with respect to Acquiror REIT Common Stock, Acquiror REIT Preferred Stock and Target REIT Capital Stock, respectively, for the second calendar quarter of 1998 to a date no later than June 30, 1998, and shall mutually agree upon the payment date for each dividend (and neither Acquiror REIT nor Target REIT shall make the election permitted by Section 858(a) of the Code with respect to such dividend); provided, however, that such record date for either party shall be modified to prevent the elimination of a dividend for the Shareholders of either party or to prevent the receipt by the Shareholders of either party of dividends from both Acquiror REIT and Target REIT; and

             (v) Shall promptly deliver to the other complete, true and correct copies of any SEC Documents filed with the SEC subsequent to the date of this Agreement.

          (b) Prior to the Effective Time, except as otherwise set forth herein, unless Acquiror REIT, Merger Sub and Acquiror OP have consented (such consent not to be unreasonably withheld or delayed) in writing thereto, Contributor OP and Target REIT:

             (i) Shall, and shall cause each of the Target REIT Subsidiaries to, conduct their operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

             (ii) Shall not, and shall not permit any of the Target REIT Subsidiaries to, amend their Organizational Documents;

             (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including any existing dividend reinvestment plan) existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of Target REIT's capital stock or any units of partnership interests of Contributor OP other than with respect to redemption of Contributor OP Units, or effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of Target REIT's capital stock or any units of partnership interests of Contributor OP, (C) increase materially any compensation or enter into or amend any employment agreement with any of their present or future officers, directors, partners or employees, or
        (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing Target REIT Employee Benefit Plan in any material respect;

             (iv) Shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of Target REIT's capital stock, except (a) a dividend not to exceed $.375 per share of Target REIT's Common Stock and $.3625 per share of Target REIT Preferred Stock for the second calendar quarter of 1998 and (b) any Final Target REIT Dividend pursuant to Section 4.2(d), or (B) except in connection with the use of shares of Target REIT's capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Target REIT, directly or indirectly redeem, purchase or otherwise acquire any shares of Target REIT's capital stock or capital stock of any of the Target REIT Subsidiaries, or make any commitment for any such action, provided, however, that Target REIT may issue shares of Target REIT Common Stock in redemption of Contributor OP Units as contemplated by the Contributor OP Partnership Agreement;

             (v) Shall not, and shall not permit any of the Target REIT Subsidiaries to, sell or otherwise dispose of (A) any Target REIT Hotels or any of their capital stock of or other interests in the Target REIT Subsidiaries or (B) except in the ordinary course of business consistent with past practice for reasonable and adequate consideration, any of their other assets which are material, individually or in the aggregate; provided, however, that Target REIT and the Target REIT Subsidiaries may sell the Target REIT Hotels set forth on Schedule 10.2(b)(v) hereto for prices which equal or exceed the prices set forth opposite the name of such Target REIT Hotels on Schedule 10.2(b)(v) hereto or which, in the aggregate, equal or exceed the prices for all Target REIT Hotels set forth on Schedule 10.2(b)(v);

             (vi) Shall not, and shall not permit any of the Target REIT Subsidiaries to, make any loans, advances or capital contributions to, investments in, or guarantees on behalf of, any Person other than the Target REIT Subsidiaries, or impose, or suffer the imposition, on any Target REIT Hotel or on any other assets of Target REIT or any Target REIT Subsidiary of any lien or encumbrance or permit such lien or encumbrance to exist, other than liens and encumbrances (A) in effect on the date hereof that are disclosed on the consolidated financial statements of Target REIT and the Target REIT Subsidiaries included in the Target REIT SEC Documents or (B) arising hereafter in the ordinary course of business consistent with past practice;

             (vii) Shall not, and shall not permit any of the Target REIT Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice (including, without limitation, payments of outstanding principal amounts under credit lines) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Target REIT and the Target REIT Subsidiaries included in the Target REIT SEC Documents or incurred in the ordinary course of business consistent with past practice;

             (viii) Shall not, and shall not permit any of the Target REIT Subsidiaries to, enter into any Contract which individually may result in total payments or liability by or to them in excess of $100,000 in the case of any one Contract or in excess of $500,000 for all such Contracts, or modify, amend or terminate any Contract or waive, release, compromise or assign any material rights or claims thereunder, other than in the ordinary course of business consistent with past practice; provided, however, that Target REIT and the Target REIT Subsidiaries may complete the acquisitions of the hotel properties described in Schedule 10.2(b)(viii), the purchase of which will be funded through borrowings under Contributor OP's line of credit;

             (ix) Shall not, and shall not permit any of the Target REIT Subsidiaries to, enter into any Contract with any officer, director, partner, employee or affiliate of Target REIT or any of the Target REIT Subsidiaries, except to the extent the same occur in the ordinary course of business consistent with past practice and would not have an Target REIT Material Adverse Effect;

             (x) Shall not, and shall not permit any of the Target REIT Subsidiaries to, take any action that would adversely effect the status of title to the real property;

             (xi) Shall not, and shall not permit any of the Target REIT Subsidiaries to, release or modify any warranties or guarantees, if any, of contractors, builders, architects, manufacturers, suppliers and installers relating to the Improvements and the Personal Property or any part thereof;

             (xii) Shall, and shall cause each of the Target REIT Subsidiaries to, pay all premiums then-due on, and shall not cancel or voluntarily allow to expire, any of the Insurance Policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced; and

             (xiii) Shall not, and shall not permit any of the Target REIT Subsidiaries to, amend or supplement the Mortgage Documents in whole or in part, and shall, and shall cause each of the Target REIT Subsidiaries to, pay or make, as and when due and payable, all payments of principal, interest and other amounts required to be paid or made under the Mortgage Documents.

          (c) Prior to the Effective Time, except as otherwise set forth herein, unless Target REIT and Contributor OP have consented (such consent not to be unreasonably withheld or delayed) in writing thereto, Acquiror OP, Acquiror REIT and Merger Sub:

             (i) Shall, and shall cause each of the Acquiror REIT Subsidiaries to, conduct their operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

             (ii) Shall not, and shall not permit any of the Acquiror REIT Subsidiaries to, amend their Organizational Documents, except as provided in the proxy statement with respect to Acquiror REIT's 1998 annual meeting of shareholders;

             (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including any existing dividend reinvestment plan) existing on the date hereof and disclosed pursuant to this Agreement or pursuant to this Agreement with respect to the Merger Consideration, the OP Merger Consideration and the CMBS OP Merger Consideration, issue any shares of Acquiror REIT's or Merger Sub's capital stock or any units of partnership interest of Acquiror OP other than with respect to redemption of Acquiror OP Units, or effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of Acquiror REIT's or Merger Sub's capital stock or any units of partnership interest of Acquiror OP, (C) increase materially any compensation or enter into or amend any employment agreement with any of their present or future officers, directors, partners or employees, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing Acquiror REIT Employee Benefit Plan in any material respect; provided, however, that Acquiror REIT may sell, from time to time, shares of Acquiror REIT Common Stock or shares of Acquiror REIT Preferred Stock at fair market values then prevailing in the market place for such securities;

             (iv) Shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of Acquiror REIT's or Merger Sub's capital stock, except (subject to Section 10.2(a)(iv) a dividend not to exceed $.31 per share of Acquiror REIT Common Share for the second calendar quarter of 1998 and any other dividend pursuant to Section 4.2(d) or other distribution necessary for Acquiror REIT to maintain its ability to qualify to be taxed as a REIT under the Code, or (B) except in connection with the use of shares of Acquiror REIT capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Acquiror REIT, directly or indirectly redeem, purchase or otherwise acquire any shares of Acquiror REIT's or Merger Sub's capital stock or capital stock of any of the Acquiror REIT Subsidiaries, or make any commitment for any such action, provided, however, that Acquiror REIT may issue shares of Acquiror REIT Common Stock in redemption of Acquiror OP Units as contemplated by the Acquiror OP Partnership Agreement;

             (v) Shall not, and shall not permit any of the Acquiror REIT Subsidiaries to, sell or otherwise dispose of (A) any Acquiror REIT Hotels or any of their capital stock of or other interests in the Acquiror REIT Subsidiaries other than Acquiror OP Units issued in connection with the acquisition of hotel properties as described in
        Section 10.2(c)(viii) or (B) except in the ordinary course of business consistent with past practices for reasonable and adequate consideration, any of their other assets which are material, individually or in the aggregate; provided however, that Acquiror REIT and the Acquiror REIT Subsidiaries may sell the Acquiror REIT Hotels set forth on Schedule 10.2(c)(v) for prices which equal or exceed the prices set forth opposite the name of such Acquiror REIT Hotels set forth on
        Schedule 10.2(c)(v) hereto or which, in the aggregate, equal or exceed the prices for all Acquiror REIT Hotels set forth on Schedule 10.2(c)(v);

             (vi) Shall not, and shall not permit any of the Acquiror REIT Subsidiaries to, make any loans, advances or capital contributions to, investments in, or guarantees on behalf of, any Person other than the Acquiror REIT Subsidiaries, or impose, or suffer the imposition, on any Acquiror REIT Hotel or any other assets of Acquiror REIT or any Acquiror REIT Subsidiary of any lien or encumbrance or permit such lien or encumbrance to exist, other than liens and encumbrances (A) in effect on the date hereof that are disclosed on the consolidated financial statements of Acquiror REIT and the Acquiror REIT Subsidiaries included in the Acquiror REIT SEC Document or (B) arising hereafter in the ordinary course of business consistent with past practice;

             (vii) Shall not, and shall not permit any of the Acquiror REIT Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice (including, without limitation, payment of outstanding principal amounts under credit lines) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Acquiror REIT and the Acquiror REIT Subsidiaries included in the Acquiror REIT SEC Documents or incurred in the ordinary course of business consistent with past practice;

             (viii) Shall not, and shall not permit any of the Acquiror REIT Subsidiaries to, enter into any Contract which individually may result in total payments or liability by or to them in excess of

        $100,000 in the case of any one such Contract or in excess of $500,000 for all such Contracts, or modify, amend or terminate any Contract, or waive, release, compromise or assign any material rights in claims thereunder, other than in the ordinary course of business consistent with past practice, provided, however, that Acquiror REIT and the Acquiror REIT Subsidiaries may complete the acquisitions of the hotel properties described in Schedule 10.2(c)(viii);

             (ix) Shall not, and shall not permit any of the Acquiror REIT Subsidiaries to, enter into any Contract with any officer, director, partner, employee or affiliate of Acquiror REIT or any of the Acquiror REIT Subsidiaries, except as herein provided and except in the ordinary course of business consistent with past practice and would not have an Acquiror REIT Material Adverse Effect; and

             (x) Shall, and shall cause each of the Acquiror REIT Subsidiaries to, pay all premiums then-due on, and shall not cancel or voluntarily allow to expire, any of the insurance policies with respect to the Acquiror REIT Hotels unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.

     10.3. Meetings of Shareholders.

     Each of Acquiror REIT and Target REIT will take all action necessary in accordance with applicable law and its Organizational Documents to convene a meeting of its Shareholders as promptly as practicable, but in any event, subject to effectiveness of the Form S-4 and related requirements as to the timing of distribution of proxy materials to Shareholders, no later than October 15, 1998, to consider and vote upon or otherwise to obtain the consent of its Shareholders to (i) in the case of Acquiror REIT, the approval of this Agreement, the issuance of the Acquiror REIT Common Stock pursuant to the REIT Merger and the amendment of its Charter as provided in Section 10.20 hereof, and
(ii) in the case of Target REIT, the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of Acquiror REIT and the Board of Directors of Target REIT shall each recommend such approval, and Acquiror REIT and Target REIT shall each take all lawful action to solicit such approval, including, without limitation, timely mailing of the Proxy Statement/Prospectus to its respective Shareholders; provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board of Directors of Acquiror REIT or the Board of Directors of Target REIT, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its Shareholders imposed by law as advised by counsel in writing. Acquiror REIT and Target REIT shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     10.4. Filings; Other Action.

     Subject to the terms and conditions herein provided, the parties hereto shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, third party secured and unsecured lenders, franchisors and rating agencies in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to Target REIT and Acquiror REIT necessary to effectuate the Mergers, the Asset Sale and the other transactions contemplated herein; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Acquiror REIT and Target REIT shall take, or cause the Subsidiaries of Acquiror REIT and Target REIT to take, any necessary action.

     10.5. Inspection of Records.

     From the date hereof to the Effective Time, each of Target REIT and Acquiror REIT shall allow all designated officers, attorneys, accountants, investment bankers, financial advisers and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Target REIT and Acquiror REIT and their respective Subsidiaries.

     10.6. Publicity.

     The initial press release relating to this Agreement and the transactions contemplated hereby shall be a joint release and thereafter, prior to the Effective Time, Target REIT and Acquiror REIT shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), provide each other with copies of any proposed press release a sufficient amount of time prior to the proposed release to allow for review and discussion thereof, consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     10.7. Registration Statement.

     Acquiror REIT and Target REIT shall cooperate and promptly prepare and Acquiror REIT shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (together with any pre-effective or post-effective amendments, the "Form S-4") under the Securities Act, with respect to the Acquiror REIT Common Stock issuable in the REIT Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the Shareholders of Target REIT and of Acquiror REIT in connection with the REIT Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Acquiror REIT shall use all reasonable efforts and Target REIT will cooperate with Acquiror REIT to have the Form S-4 declared effective by the SEC as promptly as practicable. Acquiror REIT shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Acquiror REIT agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of Shareholders of Acquiror REIT and Target REIT, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Acquiror REIT in reliance upon and in conformity with written information concerning Target REIT or the Target REIT Subsidiaries furnished to Acquiror REIT by Target REIT specifically for use in the Proxy Statement/Prospectus or the Form S-4. Target REIT agrees that the written information provided by it specifically for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of Shareholders of Acquiror REIT and Target REIT, or, in the case of written information provided by Target REIT specifically for inclusion in the Form S-4 or any amendments or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Acquiror REIT will advise Target REIT, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the shares of Acquiror REIT Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment

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

of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

     10.8. Listing Application.

     Acquiror REIT shall promptly prepare and submit to the NYSE a listing application covering the shares of Acquiror REIT Common Stock issuable in the REIT Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such shares of Acquiror REIT Common Stock, subject to official notice of issuance.

     10.9. Further Action.

     Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performances set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Mergers and the Asset Sale.

     10.10. Expenses.

     Except as otherwise specifically set forth herein, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby ("Expenses") shall be paid by the party hereto incurring such Expenses, except that each of Acquiror REIT and Target REIT shall bear and pay one-half of (i) the SEC and Blue Sky filing fees incurred in connection with the Form S-4 and the Proxy Statement/Prospectus, and (ii) the printing and distribution costs incurred in connection with the printing and distribution to the Shareholders of the Form S-4 and the Proxy Statement/Prospectus. However, notwithstanding any other terms or conditions of this Agreement, Acquiror REIT acknowledges that all unpaid Expenses incurred by Target REIT and the Target REIT Subsidiaries in connection with the execution of this Agreement and the performance of the transactions contemplated hereby will be obligations of Merger Sub upon consummation of the REIT Merger and Merger Sub agrees to pay, and Acquiror REIT agrees to cause Merger Sub to timely perform and pay, such obligations in full.

     10.11. Indemnification.

     For a period of six years from and after the Effective Time, Acquiror REIT shall indemnify the directors, officers, employees and agents of Target REIT and the Target REIT Subsidiaries who at any time prior to the Effective Time were entitled to indemnification under the Organizational Documents of Target REIT, Organizational Documents of the Target REIT Subsidiaries or employment or other agreements between Target REIT and such persons, or between any Target REIT Subsidiary and such persons, existing on the date hereof to the same extent as such directors, officers, employees and agents are entitled to indemnification under such Organizational Documents or employment or other agreements in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement). If Acquiror REIT, the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consideration or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Acquiror REIT or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 10.11.

     10.12. Governance.

     On or before the Closing Date, Acquiror REIT's Board shall take all action necessary to expand the number of directorships on Acquiror REIT's Board from the current four directorships to six directorships, and cause Robert M. Solmson and Bruce E. Campbell, Jr. to be appointed as directors of Acquiror REIT to fill such two new directorships effective as of the Effective Time for terms expiring at the 1999 annual meeting of Shareholders of Acquiror REIT; provided that, notwithstanding the foregoing, Acquiror REIT's Board shall recommend in Acquiror REIT's proxy statement with respect to the 1999 annual meeting of Shareholders of Acquiror REIT that Messr. Campbell and Solmson shall be nominated by the Board of Acquiror REIT for

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

election as Class I and Class II directors, respectively, with terms expiring at Acquiror REIT's annual meetings of shareholders in 2001 and 2002, respectively. If, prior to the Effective Time, either of such persons shall decline or be unable to serve as a director of Acquiror REIT, Target REIT shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to Acquiror REIT's Board.

     On or before the Closing Date, Acquiror REIT's Board shall take all action necessary to form a three (3) member executive committee of such Board, and cause Robert M. Solmson, Phillip H. McNeill, Sr. and William W. Deupree to be appointed to serve as members of such executive committee.

     10.13. Severance Benefits.

     Acquiror REIT agrees that Target REIT may pay to employees of Target REIT or the Target REIT Subsidiaries, at or prior to the Effective Time, the severance benefits described in Schedule 10.13 (the "Severance Benefits"), provided that, if Target REIT does not pay the Severance Benefits prior to or at the Effective Time, Acquiror OP, Merger Sub or Acquiror REIT will pay the Severance Benefits to such employees within three (3) business days at the Closing.

     10.14. Reorganization.

     From and after the date hereof and until the Effective Time, neither Acquiror REIT nor Target REIT nor any of their respective Subsidiaries or other affiliates shall (i) knowingly take any action that, or knowingly fail to take any action the failure of which, would jeopardize qualification of the REIT Merger as a reorganization within the meaning of Section 368(a) of the Code; or
(ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing. Each of Acquiror REIT and Target REIT shall use its reasonable best efforts before the Effective Time to obtain the opinions of counsel referred to in Sections 9.2(e) and 9.3(e). Following the Effective Time, each of Acquiror REIT, Acquiror OP and Merger Sub shall use its best efforts to conduct its business in a manner that would not jeopardize the characterization of the REIT Merger as a reorganization within the meaning of Section 368(a) of the Code.

     10.15. Survival of Target REIT, Contributor OP and Contributor CMBS OP Obligations.

     All of the obligations of Target REIT, Contributor OP and Contributor CMBS OP that are outstanding at the Closing shall survive the Closing and shall not be merged therein. Upon the consummation of the Mergers, such obligations shall be assumed, automatically, by the Surviving Corporation, the Surviving OP and the Surviving CMBS OP, respectively; provided, however, that such assumption shall not impose upon or expose the Surviving Corporation, the Surviving OP and the Surviving CMBS OP, respectively, to any liability for which Target REIT, Contributor OP and Contributor CMBS OP was not liable, and provided, further, that the Surviving Corporation, the Surviving OP and the Surviving CMBS OP, respectively, shall be entitled to the same defenses, offsets and counterclaims to which Target REIT, Contributor OP and Contributor CMBS OP would have been entitled but for the Mergers.

     10.16. Third-Party Consents.

     Acquiror REIT, Acquiror OP, Merger Sub, Contributor OP and Target REIT each shall take, and shall cause their respective Subsidiaries to take, all necessary corporate and other action and will use its commercially reasonable efforts to obtain, or cause its Subsidiaries to obtain, the consents and applicable approvals from third parties that may be required by any agreement, lease, instrument, arrangement, judgment, decree, order or license to enable it to carry out the transactions contemplated by this Agreement.

     10.17. Efforts to Fulfill Conditions.

     Acquiror REIT, Acquiror OP, Merger Sub, Contributor OP and Target REIT each shall use commercially reasonable efforts to ensure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing.

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

     10.18. Representations, Warranties and Conditions Prior to Closing.

     Each party hereto shall use its best efforts to cause its representations and warranties contained in this Agreement to be true and correct on and as of the Effective Time in all material respects. Prior to Closing, Acquiror OP, Acquiror REIT and Merger Sub, on the one hand, and Contributor OP and Target REIT, on the other hand, each shall promptly notify the other in writing (i) if any representation or warranty contained in this Agreement is discovered to be or becomes untrue or (ii) if any party hereto fails to perform or comply with any of its covenants or agreements contained in this Agreement or it is reasonably expected that it will be unable to perform or comply with any of its covenants or agreements contained in this Agreement.

     10.19. Cooperation of the Parties.

     Each party hereto will cooperate with the other parties hereto in supplying such information as may be reasonably requested by the others in connection with obtaining consents or approvals to the transactions contemplated by this Agreement. The parties hereto will execute and deliver to counsel for Acquiror REIT and Target REIT certificates of executive officers with respect to matters reasonably requested by such counsel in connection with the opinions of such counsel pursuant to Sections 9.2(e) and (f) and 9.3(e) and (f) hereof.

     10.20. Amendment to Acquiror REIT Charter.

     If required to consummate the transactions contemplated herein, Acquiror REIT's Board shall recommend to its Shareholders in the Proxy Statement/Prospectus an amendment to the Acquiror REIT Charter and, if all the conditions to the Mergers set forth in Article IX shall have been fulfilled or waived (and this Agreement shall not have been terminated as provided in Article XI below), Acquiror REIT shall promptly after the Effective Time cause articles of amendment effectuating such amendment and satisfying the requirements of the Tennessee Act to be filed in accordance with the Tennessee Act.

     10.21. Records.

     Acquiror REIT, Acquiror OP and Merger Sub shall preserve and keep, free of charge, all books, papers and records of Target REIT and the Target REIT Subsidiaries relating to periods prior to the Closing Date for a period of no less than seven years following the Closing Date. Acquiror REIT, Acquiror OP and Merger Sub agree to permit any officer of Target REIT and the attorneys, accountants and advisors of Target REIT, access to the records of Target REIT from and after the Closing Date for all reasonable purposes. Any such examination shall be performed at the place where the records of Acquiror REIT are regularly maintained and shall not unreasonably interfere with Acquiror REIT's normal business activities.

     10.22. Confidentiality.

     The parties hereto shall, and shall cause their respective representatives and agents to, keep the existence and terms of this Agreement strictly confidential, except (a) to the extent disclosure must be made to enable such parties to perform acts necessary to consummate Closing or take actions permitted under this Agreement, (b) disclosure to attorneys, accountants and other professionals who are similarly bound to confidentiality, and (c) such confidentiality no longer shall apply from and after consummation of Closing.

     10.23. Acknowledgments.

     Acquiror OP, Acquiror REIT and Merger Sub have conducted an independent investigation of the financial condition, results of operations, assets, liabilities, properties and operations of Target REIT and the Target REIT Subsidiaries. Contributor OP and Target REIT have conducted an independent investigation of the financial condition, results of operations, assets, liabilities, properties and operations of Acquiror REIT and the Acquiror REIT Subsidiaries. The representations and warranties made by the parties hereto in this Agreement and in any certificate delivered hereunder constitute the sole and exclusive representations and warranties of such parties in connection with the transactions contemplated under this Agreement, and the parties hereto understand, acknowledge and agree that all other representations and warranties of any kind or
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

nature (including, but not limited to, any relating to the future or historical financial condition, results or operations, assets or liabilities of any entity) are specifically disclaimed by such parties.

     10.24. Target REIT Acquisition Opportunities.

     From the date hereof to the Effective Time, Target REIT or its Subsidiaries may propose potential acquisitions of one or more hotel properties to Acquiror REIT or its Subsidiaries, of which acquisition opportunity Acquiror REIT is not otherwise aware (each, "Acquisition Opportunity"). Acquiror REIT and its Subsidiaries shall have no obligation to pursue, or otherwise take advantage of, any of Acquisition Opportunity. The parties hereto agree that in the event of a termination of this Agreement pursuant to Article XI hereof, Acquiror REIT shall not permit its Subsidiaries to take any action to pursue, or otherwise take advantage of, any Acquisition Opportunity which Target REIT or its subsidiaries presented to Acquiror REIT, and shall cause its Subsidiaries to, promptly upon such termination and reimbursement by Target REIT for all out-of-pocket costs and expenses incurred by Acquiror REIT or its Subsidiaries related thereto, assign and transfer any and all of their rights, title or interests in any Acquisition Opportunity to Target REIT (or its designee), including, without limitation, any and all Contracts and Permits (as permitted by law) related to such Acquisition Opportunity. In connection with any such assignment and transfer, Target REIT shall assume all of the obligations under such Contracts and shall indemnify and hold harmless Acquiror REIT and its Subsidiaries against any claims by third parties thereunder.

     10.25. CMBS Bonds.

     The parties hereto shall to cooperate to use their best efforts to cause Contributor CMBS OP's Series 1996-1 Commercial Mortgage Bonds, Class A and Class B, in the aggregate original principal amount of $75,000,000 (collectively, the "CMBS Bonds"), to remain outstanding after the Mergers, with Acquiror CMBS OP as the issuer thereof rather than Contributor CMBS OP. Accordingly, Acquiror REIT agrees to use its best efforts to promptly (a) create and establish a Tennessee limited partnership ("Acquiror CMBS OP") with characteristics and ownership structure substantially similar to the characteristics and ownership structure of Contributor CMBS OP; (b) cause the creation and establishment of a legal entity ("Acquiror REIT CMBS Lessee") with characteristics and ownership structure substantially similar to the characteristics and ownership structure of Target REIT CMBS Lessee; (c) prepare and cause Acquiror CMBS OP and Acquiror REIT CMBS Lessee to enter into leases for each of the Target REIT Hotels owned by Contributor CMBS OP that are substantially similar to the Target REIT Leases currently in effect with respect to such hotels, provided such new leases shall provide for rent terms no less favorable to Acquiror CMBS OP than the rent terms contained in the corresponding Target REIT Leases and shall be effective upon the Effective Time; and (d) take such further action as may be reasonably required by rating agencies, trustees or other third parties in connection with the transactions contemplated by this Section 10.25. Target REIT and Acquiror REIT agree to use their best efforts to obtain all necessary consents required to cause the CMBS Bonds to remain outstanding after the Mergers, with Acquiror CMBS OP as the issuer thereof rather than Contributor CMBS OP, including, without limitation, consents of the rating agency and trustee for the CMBS Bonds.

     10.26. Tax Treatment.

     If, based upon the advice of counsel in writing, Acquiror REIT and Target REIT determine that the transactions between the Acquiror OP and the Contributor OP hereunder could reasonably be expected to create a risk that the REIT Merger would not qualify as a reorganization under the provisions of Section 368(a) of the Code, Acquiror REIT and Target REIT undertake to use reasonable best efforts to negotiate and structure an alternative means to effect the REIT Merger, for Acquiror REIT to acquire the interest in Contributor OP owned by Target REIT, and for the holders of Contributor OP Units to receive Acquiror OP Units (or the economic and tax equivalent thereof) in exchange for their Contributor OP Units. Acquiror OP will use the "traditional method" under Treasury Regulations Section 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code with respect to the properties of or interests in the Contributor OP as of the Effective Time (with no curative allocations of gross income with respect to depreciation to offset the effects of the "ceiling rule" but with a curative allocation of gain upon disposition of

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

such properties to offset the effect of the "ceiling rule"). Acquiror OP and Contributor OP shall negotiate in good faith to agree upon the "Section 704(c) values" of the properties of Contributor OP, effective as of the Closing Date. For purposes of allocating "excess nonrecourse liabilities" of the Acquiror OP pursuant to Treasury Regulations Section 1.752-3(a)(3) following the Closing Date, Acquiror OP shall use a methodology to be agreed upon between Acquiror OP and Contributor OP.

     10.27. Transfer and Gains Taxes.

     Each party hereto shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, Acquiror REIT shall pay or cause Acquiror OP, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Acquiror REIT Common Stock, or Acquiror OP Units, as applicable, all Transfer and Gains Taxes (which term shall not in any event be construed to include for these purposes any tax imposed under the Code).

     10.28. Transfer of Target C Corp. Shares.

     At the Closing and pursuant to the Stock Purchase Agreement, Target REIT shall cause Robert M. Solmson to transfer to Acquiror REIT or such Person as Acquiror REIT shall designate by written notice delivered to him prior to the Closing, all of the shares of capital stock of the Target C Corp. owned by him for an aggregate consideration of $95,000 paid to him in cash and in accordance with a Stock Purchase Agreement (the "Stock Purchase Agreement") to be executed between Mr. Solmson and Acquiror REIT.

     10.29. Existing Restrictions.

     Acquiror REIT, Acquiror OP and Acquiror CMBS OP shall assume the obligations of Target REIT, Contributor OP, Contributor CMBS OP or the applicable Target REIT Subsidiary, as the case may be, under the Tax Protection Agreements described in Schedule 7.8.

     10.30. Lease Termination/New Leases.

     Acquiror REIT and Acquiror OP shall use their good faith best efforts, and will cause Acquiror CMBS OP to use its good faith best efforts, to enter into new leases with respect to the Target REIT Hotels described on Schedule 7.38 (as soon as practical after the date hereof concerning those hotels owned by Contributor CMBS OP) on terms reasonably acceptable to Acquiror REIT effective as of the Closing Date and will keep Target REIT and Contributor OP advised as to the status of negotiations as to such new Leases.

                                   ARTICLE XI

                                  TERMINATION

     11.1. Termination by Mutual Consent.

     This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the Shareholders of Target REIT or Acquiror REIT, by the mutual written consent of Acquiror REIT and Target REIT. This Agreement may also be terminated and the transactions contemplated herein may be abandoned at any time on or after the date hereof (a) by action of the Board of Target REIT in the event that Acquiror REIT shall have failed to deliver to Target REIT the Schedules and Exhibits for which it is responsible as described in Section
2.8 in form and substance reasonably satisfactory to Target REIT, or (b) by action of the Board of Acquiror REIT in the event that Target REIT shall have failed to deliver to Acquiror REIT the Schedules and Exhibits for

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

which it is responsible as described in Section 2.8 in form and substance reasonably satisfactory to Acquiror REIT.

     11.2. Termination by Either Acquiror REIT or Target REIT.

     This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the Shareholders of Target REIT or Acquiror REIT, by action of the Board of Target REIT or the Board of Acquiror REIT if (a) the Mergers shall not have been consummated by October 15, 1998, or (b) a meeting of Target REIT's Shareholders or a meeting of Acquiror REIT's Shareholders shall have been duly convened and held and the approval of Target REIT's Shareholders or the approval of Acquiror REIT's Shareholders required by Section 9.1(a) shall not have been obtained at such meeting or at any adjournment thereof, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used its reasonable best efforts to remove such order, decree, ruling or injunction, or
(d) any of the conditions set forth in Article IX shall not have been satisfied or waived by the Effective Time, or (e) the Average Price is less then $14.00; and provided, in the case of a termination pursuant to clause (a) or (d) above, that the terminating party shall not have proximately contributed (including, without limitation, failure to use all reasonable efforts to satisfy the conditions set forth in Article IX) to the occurrence of the failure referred to in said clauses.

     11.3. Termination by Target REIT.

     This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the Shareholders of Target REIT referred to in Section 9.1(a), by action of the Board of Target REIT if (a) the Board of Acquiror REIT withdraws, materially modifies or changes in a manner adverse to Target REIT its recommendation to Acquiror REIT's Shareholders of this Agreement or the REIT Merger, other than as a result of the occurrence of an event that, in the good faith judgment of the Board of Acquiror REIT, has or is reasonably likely to have a Target REIT Material Adverse Effect, (b) the Board of Acquiror REIT postpones the date scheduled for the meeting of Shareholders of Acquiror REIT to approve this Agreement and the transactions contemplated hereby beyond the date set forth in Section 11.2(a), or fails to set a date for such meeting by such date, except with the written consent of Target REIT, (c) there has been a breach by Acquiror REIT, Acquiror OP or Merger Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an Acquiror REIT Material Adverse Effect, which breach is not curable or, if curable, either (i) is not cured by the earlier of (A) the date set forth in Section 11.2(a) or (B) the Closing Date, or (ii) is waived by Target REIT, (d) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Acquiror REIT, Acquiror OP or Merger Sub, which breach is not curable or, if curable, either (i) is not cured by the earlier of (A) 30 days after written notice of such breach is given by Target REIT to Acquiror REIT, or (B) the Closing Date, or (ii) is waived by Target REIT, or (e) the Target REIT Board determines that, in the exercise of its good faith judgment, termination of this Agreement is required in the exercise of its fiduciary duties to the Target REIT Shareholders by reason of an Acquisition Proposal being made.

     11.4. Termination by Acquiror REIT.

     This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time, before or after the approval by the Shareholders of Acquiror REIT referred to in Section 9.1(a), by action of the Board of Acquiror REIT if (a) the Board of Target REIT withdraws, materially modifies or changes in a manner adverse to Acquiror REIT its recommendation to Target REIT's Shareholders of this Agreement or the REIT Merger, other than as a result of the occurrence of an event that, in the good faith judgment of the Board of Target REIT, has or is reasonably likely to have an Acquiror REIT Material Adverse Effect, (b) the Board of Target REIT postpones the date scheduled for the meeting of Shareholders of Target REIT to approve this Agreement and the transactions contemplated hereby beyond the date set forth in Section 11.2(a), or fails to set a date for such meeting by such date, except with the written consent of Acquiror REIT, (c) there has been a breach by Target REIT or Contributor OP of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Target REIT Material Adverse Effect, which breach is not curable or, if curable, either (i) is not cured by the earlier of (A) the date set forth in
Section 11.2(a) or (B) the Closing Date, or (ii) is waived by Acquiror REIT, (d) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Target REIT or Contributor OP, which breach is not curable or, if curable, either (i) is not cured the earlier of (A) thirty
(30) days after written notice of such breach is given by Acquiror REIT to Target REIT, or (B) the Closing Date, or (ii) is waived by Acquiror REIT, or (e) the Acquiror REIT Board determines that, in the exercise of its good faith judgment, termination of this Agreement is required in the exercise of its fiduciary duties to the Acquiror REIT Shareholders by reason of an Acquisition Proposal being made.

     11.5. Effect of Termination and Abandonment.

     (a) If (i) Target REIT elects to terminate this Agreement pursuant to
Section 11.2(a), 11.2(b) (provided, in the case of termination pursuant to either of these sections, that neither Target REIT nor Contributor OP shall be the party who proximately contributed to a failure to consummate the transactions hereunder or be the breaching party), or 11.3(e), or (ii) Acquiror REIT elects to terminate this Agreement pursuant to Section 11.2(a), 11.2(b) (provided, in the case of termination pursuant to either of these sections, that none of Acquiror REIT, Acquiror OP or Merger Sub shall be the party proximately contributing to a failure to consummate the transactions hereunder or be the breaching party), or 11.4(e), and, in any event, an Acquisition Proposal relating to Target REIT in the case of a termination pursuant to clause (i) above or relating to Acquiror REIT in the case of a termination pursuant to clause (ii) above (such party being sometimes hereinafter referred to as the "Payor Party"), shall have been made and notice of same shall have been required pursuant to Section 10.1 prior to such termination (an "Acquisition Proposal Notice"), provided that the other party (the "Entitled Party") was not in material breach of its obligations hereunder at the time of such termination, the Payor Party shall at the time of such termination deposit by wire transfer of same-day funds into an interest bearing escrow account with an escrow agent selected by the Entitled Party (the "Escrow Agent") and on such terms as the Entitled Party and the Escrow Agent shall agree, consistent with the terms of this Article XI, for the benefit of the Entitled Party as reasonable compensation to the Entitled Party for enhanced competitive risks resulting from the Payor Party consummating a Competing Transaction, market risks in announcing the REIT Merger, management time expended in pursuit of the Mergers and related transactions, lost opportunities to consummate other merger or acquisition transactions, transaction costs and expenses, and other incidental costs and losses, and not as a penalty or forfeiture, an amount equal to $20,000,000 (the "Termination Fee"). If a Competing Transaction shall be consummated within one
(1) year following the date of such termination or a definitive agreement for a Competing Transaction (a "Definitive Competing Acquisition Agreement") shall be executed and delivered by the Payor Party within one (1) year following the date of such termination with the party named in the Acquisition Proposal Notice and a Competing Transaction with such party is consummated within nine (9) months following the date of execution of the Definitive Competing Acquisition Agreement, the Escrow Agent shall, at the time any such Competing Transaction is consummated, distribute to the Entitled Party out of the escrowed funds an amount equal to the lesser of (A) $20,000,000, plus any accrued interest thereon or on any part thereof through the date of payment (the "Maximum Termination Fee") and (B) the sum of (1) the maximum amount that can be paid to the Entitled Party without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the Entitled Party's certified public accountants, plus (2) in the event an Entitled Party receives a letter from such Entitled Party's counsel indicating that the Entitled Party has received a ruling from the IRS described in Section 11.5(c)(ii) or (iii), an amount equal to the Maximum Termination

Fee less the amount payable under clause (1) above. In the event no Competing Transaction is consummated or no Definitive Competing Acquisition Agreement is executed, delivered and consummated by Payor Party within the time periods described above in this Section 11.5(a) following the termination of this Agreement, with the party named in the Acquisition Notice, the Escrow Agent shall return the Termination Fee to the Payor Party, together with interest thereon from the date of deposit through the date of return.

     (b) Moreover, if an Acquisition Proposal shall have been received by a Payor Party so as to require an Acquisition Proposal Notice prior to that party's Shareholders voting on approval of this Agreement, and this Agreement is not terminated pursuant to Sections 11.1 through 11.4 above, and the Shareholders of the Payor Party vote against approval of this Agreement, and if a Competing Transaction with the party named in such Acquisition Proposal Notice shall be consummated within one (1) year following the date of such shareholder vote or a Definitive Competing Acquisition Agreement shall be executed and delivered by the Payor Party within one (1) year following the date of such shareholder vote with a party named in such Acquisition Proposal Notice and a Competing Transaction with such party is consummated within nine (9) months following the date of execution of such Definitive Competing Acquisition Agreement, then, immediately upon consummating such Competing Transaction or executing such Definitive Competing Acquisition Agreement, the Payor Party shall deliver to the Escrow Agent in same-day funds for the benefit of the Entitled Party an amount equal to the Termination Fee. Upon consummation of any such Competing Transaction, the Escrow Agent shall immediately disburse to the Entitled Party an amount equal to the lesser of (A) the Maximum Termination Fee and (B) the sum of (i) the maximum amount that can be paid to the Entitled Party without causing it to fail to meet the requirements of Sections 856(c)(2) and
(3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by the Entitled Party's certified public accountants, plus (ii) in the event an Entitled Party receives a letter from such Entitled Party's counsel indicating that the Entitled Party has received a ruling from the IRS described in Section 11.5(c)(ii) or (iii), an amount equal to the Maximum Termination Fee less the amount payable under clause (1) above. In the event no Competing Transaction is consummated or no Definitive Competing Acquisition Agreement is executed, delivered and consummated by Payor Party within the time periods described above in this Section 11.5(b), with the party named in the Acquisition Proposal Notice, the Escrow Agent shall return the Termination Fee to the Payor Party, together with interest thereon from the date of deposit through the date of return.

     (c) In the event that the Entitled Party is not able to receive the Maximum Termination Fee, the Escrow Agent shall hold the unpaid amount in escrow and shall not release any portion thereof to the Entitled Party unless and until the Payor Party receives, at any time or from time to time, any one or combination of the following: (i) a letter from the Entitled Party's certified public accountants indicating the maximum amount that can be paid at that time to the Entitled Party without causing the Entitled Party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, determined as if the payment of such amount did not constitute Qualifying Income or a subsequent such letter revising or (in the case of later tax years) adding to that amount, in which case and at each such time the Escrow Agent shall release such revised or additional amount to the Entitled Party, or (ii) a letter from the Entitled Party's counsel indicating that the Entitled Party received a ruling from the IRS holding that the receipt by the Entitled Party of the Maximum Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the Escrow Agent shall release the remainder of the Maximum Termination Fee, plus any interest accrued thereon, to the Entitled Party, or (iii) a letter from the Entitled Party's counsel indicating that the Entitled Party received a ruling from the IRS holding that the receipt by the Entitled Party of the remaining balance of the Maximum Termination Fee following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, in which case the Escrow Agent shall release the remainder of the Maximum Termination Fee to the Entitled Party. If the Maximum Termination Fee has not been distributed to the Entitled Party pursuant to this Section 11.5(c) by the fifth anniversary of the date of termination, in the case of an escrow established pursuant to Section 11(a), or the date of the Shareholder vote, in the case of an escrow established pursuant to Section 11(b), any remaining funds then in escrow, including any interest accrued thereon, shall be delivered by the Escrow Agent to the Payor Party or its successor in interest.

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

     (d) In the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article XI, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
11.5 or Section 11.6 and except for the provisions of Sections 12.4, 12.5, 12.6, 12.7, 12.15 and 12.16. In the event an Entitled Party has received the Maximum Termination Fee pursuant to this Section 11.5, the Entitled Party shall not (i) assert or pursue in any manner, directly or indirectly, any claim or cause of action based in whole or in part upon alleged tortious or other interference with rights under this Agreement against any entity or person submitting an Acquisition Proposal, or (ii) assert or pursue in any manner, directly or indirectly, any claim or cause of action against the Payor Party or any of its officers or directors based in whole or part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal or the Payor Party's exercise of its right of termination under Section 11.3(e) or 11.4(e), as applicable. Notwithstanding the foregoing, in the event an Entitled Party is required to file suit or an arbitration proceeding to seek all or a portion of such Maximum Termination Fee, and it ultimately succeeds, the Entitled Party shall be entitled to receive from the Payor Party all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights hereunder.

     11.6. Expenses.

     (a) If (i) Target REIT elects to terminate this Agreement pursuant to
Section 11.3(a), 11.3(b), 11.3(c) or 11.3(d) or (ii) Acquiror REIT elects to terminate this Agreement pursuant to Section 11.4(a), 11.4(b), 11.4(c) or 11.4(d), and, in any event, no Acquisition Proposal shall have been made prior to such termination, Acquiror REIT, in the case of termination in the events set forth in clause (i) above, or Target REIT, in the case of termination in the events set forth in clause (ii) above, provided that the Entitled Party was not in material breach of its obligations hereunder at the time of such termination, as liquidated damages and not as a penalty or forfeiture, shall pay to the Entitled Party by wire transfer of same day funds on the business day after receipt of notice of termination of this Agreement an amount equal to the lesser of (A) all documented Expenses incurred by the Entitled Party in connection with its pursuit of the transactions contemplated herein, (B) $5,000,000 (the "Maximum Expense Reimbursement") and (C) the sum of (1) the maximum amount that can be paid to the Entitled Party without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by the Entitled Party's certified public accountants, plus (2) in the event an Entitled Party receives a letter from such Entitled Party's counsel indicating that the Entitled Party has received a ruling from the IRS described in Section 11.5(c)(ii) or (iii), an amount equal to the Maximum Expense Reimbursement less the amount payable under clause (1) above.

     (b) In the event that the Entitled Party is not able to receive the Maximum Expense Reimbursement in any tax year without causing it to fail to meet the requirements of Section 856(c)(2) and (3) of the Code, determined as if the payment of the Maximum Expense Reimbursement did not constitute Qualifying Income, the Payor Party shall pay the unpaid amount of the Maximum Expense Reimbursement at such time as the Payor Party receives, at any time or from time to time, any one or combination of the following: (i) a letter from the Entitled Party's certified public accountants indicating the maximum amount that can be paid at that time to the Entitled Party without causing the Entitled Party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, determined as if the payment of such amount did not constitute Qualifying Income or a subsequent such letter revising or (in the case of later tax years) adding to that amount, in which case and at each such time the Payor Party shall pay such revised or additional amount to the Entitled Party subject to a total maximum payment under this Section 11.6 of an amount equal to the Maximum Expense Reimbursement, or (ii) a letter from the Entitled Party's counsel indicating that the Entitled Party received a ruling from the IRS holding that the receipt by the Entitled Party of the Maximum Expense Reimbursement would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the Payor Party shall pay the remainder of the Maximum Expense Reimbursement to the Entitled Party, or (iii) a letter from the Entitled Party's counsel indicating that the Entitled Party received a ruling from the IRS holding that the receipt by the Entitled Party of the remaining balance of the Maximum Expense Reimbursement following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, in which case the

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

Payor Party shall release the remainder of the Maximum Expense Reimbursement to the Entitled Party. The Payor Party's obligations under this Section 11.6(b) shall terminate five (5) years from the date hereof.

     (c) If this Agreement is terminated for any reason or under any circumstances not addressed in subsection (a) or (b) of this Section 11.6, no party hereto shall be liable to the other parties hereto for Expenses, except as provided in Section 10.10.

     (d) Except for payments as provided in Section 11.5, in no event shall any party be liable hereunder for any amount in excess of the Maximum Expense Reimbursement.

     11.7. Extension; Waiver; Miscellaneous.

     At any time prior to the Effective Time, any party hereto, by action taken by its Board, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in instrument in writing signed on behalf of such party.

     Acquiror REIT and Target REIT agree to amend Sections 11.5 and 11.6 above at the request of the other party in order to (i) permit receipt of the Maximum Termination Fee or the Maximum Expense Reimbursement by such other party hereunder without causing such other party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code or (ii) improve such other party's chances of securing a favorable ruling from the IRS described in Section 11.5 or 11.6, provided that no such amendment may result in any additional cost or expense to such other party.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1. Nonsurvival of Representations, Warranties and Agreements.

     All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Articles II, III, IV and XI, the last sentence of Section 10.4 and Sections 10.8, 10.10, 10.11, 10.12, 10.13, 10.15, 10.20, 10.21, 10.24, 10.25, 10.27, 10.28, 10.29 and 10.30 and this
Article XII shall survive the Mergers. No third party (other than counsel for Acquiror REIT and Target REIT with respect to delivery of their opinions hereunder) is entitled to rely on any of the representations, warranties and agreements contained in this Agreement and the parties hereto assume no liability to any third party because of any reliance on the representations, warranties and agreements contained in this Agreement.

     12.2. Notices.

     Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage) and addressed as follows:

        If to Acquiror OP, Acquiror REIT or Merger Sub:

               Equity Inns, Inc.
               4735 Spottswood, Suite 102
               Memphis, TN 38117
               Facsimile No. 901/761-3945
               Attention: Phillip H. McNeill, Sr.
                        Chairman of the Board and
                        Chief Executive Officer

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

        with a copy to:

               Baker, Donelson, Bearman & Caldwell
               20th Floor, First Tennessee Building
               165 Madison
               Memphis, TN 38103
               Facsimile No. 901/577-2303
               Attention:  John A. Good, Esq.

        If to Contributor OP or Target REIT:

               RFS Hotel Investors, Inc. 850 Ridge Lake Boulevard, Suite 220 Memphis, TN 38120
               Facsimile No. 901/818-5260
               Attention:  Robert M. Solmson
                         Chairman of the Board and
                         Chief Executive Officer

        with a copy to:
               Hunton & Williams
               Riverfront Plaza, East Tower
               951 East Byrd Street
               Richmond, VA 23219
               Facsimile No. 804/788-8218
               Attention:  David C. Wright, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     12.3. Assignment; Binding Effect; Benefit.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     12.4. Entire Agreement.

     This Agreement (including the Exhibits and the Schedules attached hereto) and any documents and instruments delivered by the parties hereto in connection herewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect hereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     12.5. Confidentiality.

     (a) As used in Section 12.5, "Confidential Material" means, with respect to any party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, trustees, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to any other party hereto (the "Receiving Party") or such Receiving Party's directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors or the Receiving Party's potential sources of financing for the transactions contemplated by this Agreement (collectively "the

Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Section 12.5, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Section 12.5, or (iv) is contained in any Target REIT SEC Documents or Acquiror REIT SEC Documents, the Form S-4 or the Proxy Statement/Prospectus.

     (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or the Receiving Party Representatives, in whole or in part and will not be used by the Receiving Party or the Receiving Party Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Mergers, the Asset Sale or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to the Receiving Party Representatives only if and to the extent that such representatives need to know the Confidential Material for purposes of such transaction and are informed by the Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section 12.5.

     (c) In the event that either the Receiving Party, the Receiving Party Representatives or anyone to whom such Receiving Party or such representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees
(i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of the Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

     (d) In the event of termination of this Agreement in accordance with its terms, promptly upon request from the Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, the Receiving Party and one of the Receiving Party Representatives designated by the Receiving Party shall be permitted to retain one permanent file copy of each document constituting the Confidential Material.

     (e) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, until two (2) years after such termination, (1) it will not offer to hire or hire any person currently or formerly employed by any other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and (2) neither it nor its Affiliates shall directly or indirectly, (a) (A) solicit, seek or offer to effect or effect, (B) negotiate with or provide any information to the Board of Directors of the other party, any director or officer of such other party or any stockholder of such other party with respect to, (C) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors of such other party, any director or officer of such other party or any shareholder of the other party or any other person with respect to, or (D) make any public announcement (except as required by law in respect of actions permitted hereto) or proposal or offer whatsoever (including, but not limited to, any "solicitation" of "proxies" as such terms are defined or used in Regulation 14a of the Exchange Act) with respect to, (i) any form of business combination or similar or other extraordinary transaction involving such other party or any Affiliate thereof, including, without limitation, a merger, tender offer or exchange offer or liquidation of such other party's assets, (ii) any form of restructuring, recapitalization or similar transaction with respect to such other party or any Affiliate thereto, (iii) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of such other party or any Affiliate thereof, (iv) any proposal to seek representation on the Board of Directors of such other party or otherwise to seek to control or influence the management, Board of Directors or policies of such other party or any Affiliate thereof, (v) any request or proposal to waive, terminate or amend the provisions of this Section 12.5 or (vi) any proposal or other statement inconsistent with the terms of this Section 12.5, or (b) instigate, encourage, join, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for such other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board of Directors of such other party to do any of the foregoing; provided that without such invitation or approval, any party hereto may at any time, on a confidential non-public basis, submit to the Chief Executive Officer or, if none, the President of any other party, a proposal to
(a) amend any of the provisions of this Section 12.5(e), or (b) effect a business combination or other extraordinary transaction with such other party providing for the acquisition or all or substantially all of the assets or the securities of such other party, including without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party to waive its rights under this Section 12.5.

     12.6. Amendment.

     This Agreement may be amended by the parties hereto at any time before or after approval of this Agreement or any other matter presented in connection with the REIT Merger by the Shareholders of Acquiror REIT or Target REIT, but after any such Shareholder approval, no amendment shall be made which by law requires the further approval of Shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     12.7. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to its rules of conflict of laws. Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Tennessee and of the United States District Court, Western District of Tennessee (collectively, the "Tennessee Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Tennessee Courts and agrees not to plead or claim in any Tennessee Court that such litigation brought therein has been brought in an inconvenient forum.

     12.8. Counterparts.

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     12.9. Headings.

     Heading of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

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

     12.10. Interpretation.

     In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.

     12.11. Waivers.

     Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     12.12. Incorporation.

     The Schedules and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     12.13. Severability.

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     12.14. Enforcement of Agreement.

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Tennessee Court, this being in addition to any other remedy to which they are entitled to at law or in equity.

     12.15. Non-Recourse.

     None of the officers, directors, limited partners or Shareholders of Acquiror REIT, Acquiror OP or Merger Sub shall be personally bound or have any personal liability hereunder. Target REIT and Contributor OP shall look solely to the assets of Acquiror REIT, Acquiror OP and Merger Sub for satisfaction of any liability of Acquiror REIT, Acquiror OP or Merger Sub with respect to this Agreement. Neither Target REIT nor Contributor OP will seek recourse or commence any action against any of the Shareholders of Acquiror REIT or any of their personal assets, and will not commence any action for money judgments against any of the directors, officers or limited partners of Acquiror REIT, Acquiror OP or Merger Sub or seek recourse against their personal assets, for the performance or payment of any obligation of Acquiror REIT, Acquiror OP or Merger Sub hereunder or thereunder. None of the directors, officers, limited partners or Shareholders of Target REIT and Contributor OP shall be personally bound or have any personal liability hereunder. Acquiror REIT, Acquiror OP and Merger Sub shall look solely to the assets of Target REIT and Contributor OP for satisfaction of any liability of Target REIT or Contributor OP with respect to this Agreement. Neither Acquiror REIT, Acquiror OP nor Merger Sub will seek recourse or commence any action against any of the Shareholders of the Target REIT or any of their personal assets, and will not commence any action for money judgments against any of the directors, officers or limited partners of Target REIT or Contributor OP or seek

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recourse against any of their personal assets, for the performance or payment of any obligation of Target REIT or Contributor OP hereunder or thereunder.

     12.16. Arbitration.

     If any disputes between Contributor OP or Target REIT, on the one hand, and Acquiror REIT, Acquiror OP or Merger Sub, on the other hand, are not resolved by the parties hereto within 60 days, either Acquiror REIT or Target REIT may submit the dispute to binding arbitration in accordance with the rules of the American Arbitration Association (the "AAA").

     Acquiror REIT and Target REIT each shall select one arbitrator from a list of arbitrators maintained by the AAA, and the two arbitrators so selected shall select a third arbitrator. Should either Acquiror REIT or Target REIT fail to select an arbitrator within ten days after arbitration is sought by the other party, or if the two arbitrators shall fail to select a third arbitrator within 15 days after arbitration is sought, the AAA shall select the arbitrator. Expenses of arbitration shall be submitted to the arbitrators for determination as to which parties shall bear such expenses.

                       [SIGNATURES ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          TARGET REIT:

                                          RFS HOTEL INVESTORS, INC.

                                          By:     /s/ ROBERT M. SOLMSON
                                            ------------------------------------
                                          Name:     Robert M. Solmson
                                          --------------------------------------
                                          Title:       Chairman
                                          --------------------------------------

                                          CONTRIBUTOR OP:

                                          RFS PARTNERSHIP, L.P.

                                          By: RFS Hotel Investors, Inc., General
                                              Partner

                                          By:     /s/ ROBERT M. SOLMSON
                                            ------------------------------------
                                          Name:     Robert M. Solmson
                                          --------------------------------------
                                          Title:       Chairman
                                          --------------------------------------

                                          ACQUIROR REIT:

                                          EQUITY INNS, INC.

                                          By:  /s/ PHILLIP H. MCNEILL, SR.
                                            ------------------------------------
                                          Name:     Phillip H. McNeill, Sr.
                                          --------------------------------------
                                          Title:       Chairman of the Board
                                          --------------------------------------

                                          MERGER SUB:

                                          RHI ACQUISITIONS, INC.

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

                                          By:   /s/ PHILLIP H. MCNEILL, SR.
                                              ----------------------------------
                                          Name:     Phillip H. McNeill, Sr.
                                          --------------------------------------
                                          Title:       Chairman of the Board
                                          --------------------------------------

                                          ACQUIROR OP:

                                          EQUITY INNS PARTNERSHIP, L.P.

                                          By: Equity Inns Trust, General Partner

                                          By:  /s/ PHILLIP H. MCNEILL, SR.
                                            ------------------------------------
                                          Name:     Phillip H. McNeill, Sr.
                                          --------------------------------------
                                          Title:       Chairman of the Board
                                          --------------------------------------

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